Exhibit 4.49

DATED 23 NOVEMBER 2016

(1) THE SELLERS

(2) CTRIP.COM INTERNATIONAL, LTD.

AGREEMENT
for the sale and purchase of shares in the capital of Skyscanner Holdings Limited

CONTENTS

Clause		Page

1	DEFINITIONS AND INTERPRETATION	1

2	SALE AND PURCHASE	14

3	EXCHANGE	14

4	CONDITIONS	15

5	CONSIDERATION	16

6	INTERIM PERIOD	18

7	COMPLETION	20

8	RESTRICTIVE COVENANTS	21

9	SHAREHOLDER CONSENTS	22

10	SELLERS’ WARRANTIES AND UNDERTAKINGS	23

11	LIMITATIONS ON SELLERS’ LIABILITY	26

12	BUYER’S WARRANTIES AND UNDERTAKINGS	26

13	SELLERS’ REPRESENTATIVES	28

14	CONFIDENTIALITY AND ANNOUNCEMENTS	29

15	COSTS	30

16	SET OFF	30

17	NOTICES	31

18	POWER OF ATTORNEY	32

19	TERMINATION RIGHTS	33

20	FURTHER ASSURANCE	33

21	ENTIRE AGREEMENT	33

22	INVALIDITY	34

23	EFFECT OF COMPLETION	34

24	VARIATION AND WAIVER	34

25	ASSIGNMENT	34

26	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999	35

27	COUNTERPARTS	35

27	COUNTERPARTS	35

THIS AGREEMENT is made on 23 November 2016

BETWEEN:

(1)        The persons whose names and addresses are set out in column 1 of Part 1 of Schedule 1 and column 1 of Part 2 of Schedule 1 under exception of Pulau Dinawan Investments Limited (such persons the “Sellers”, provided always that in the event that Pulau Dinawan Investments Limited and/or Yahoo Japan Corporation adheres to and becomes a party to this Agreement as referred to in Clause 4.1.9, the term “Sellers” shall be deemed to include Pulau Dinawan Investments Limited and/or Yahoo Japan Corporation (as appropriate) with effect from the date of such adherence);

(2)        CTRIP.COM INTERNATIONAL, LTD., a company incorporated in the Cayman Islands as an exempted company with limited liability under the Companies Law of the Cayman Islands (registered number 97668), whose registered office is at the offices of Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (the “Buyer”),

(each a “Party” and together the “Parties”); and

(3)        CALUM PATERSON c/o SEP III, 17 Blythswood Square, Glasgow G2 4AD (the “SEP Director”) executing this Agreement solely for the purposes of Clause 9.2.

INTRODUCTION

(A)        The Company was incorporated on 16 September 2011 under the 2006 Act and is a private company limited by shares.

(B)        The Sellers are the registered holders and beneficial owners of the number of the Shares shown opposite their respective names in column 2 of Part 1 of Schedule 1 and column 2 of Part 2 of Schedule 1.

(C)        Certain of the Sellers also have options to subscribe for shares in the capital of the Company as shown opposite their respective names in column 3 of Part 1 of Schedule 1 and column 3 of Part 2 of Schedule 1.

(D)        This Agreement sets out the terms and conditions on which the Buyer has agreed to buy and the Sellers have agreed to sell, or procure the sale of, the Sale Shares with a view to the Buyer acquiring day to day control of the affairs of the Company (the “Transaction”), including that Completion of the Transaction is to be conditional upon the acquisition by the Buyer of all or substantially all of the Company’s issued or to be issued share capital by way, inter alia, of this Agreement, the Former Employee SPAs and the offers to be made pursuant to the Offer Documents.

IT IS AGREED as follows:

1.          DEFINITIONS AND INTERPRETATION

1.1        In this Agreement:

“2006 Act”	means the Companies Act 2006

“A Ordinary Shares”	means an A ordinary share of £1.00 each in the capital of the Company and each being an “A Ordinary Share”

“Additional Performance Bonus Arrangements”

means arrangements relating to an incentivisation scheme to be put in place in order to reward and incentivise employees of the Group in respect of the period following Completion subject to achievement of performance conditions in respect of the Group

“ADS Conversion	has the meaning given in Clause 12.6

Procedure”

“Affiliate”

means in relation to any body corporate (whether or not registered in the United Kingdom), any holding company, parent undertaking, subsidiary or subsidiary undertaking of such body corporate, or any subsidiary or subsidiary undertaking of such holding company or parent undertaking of such body corporate, in each case for the time being

“Agent”	has the meaning given in Clause 30.1

“Agreed Form”	means the form agreed between and initialled for the purposes of identification by or on behalf of the Sellers and the Buyer

“Agreement”

means this deed for the sale and purchase of shares in the capital of Skyscanner Holdings Limited, executed between the Parties hereto, as amended, supplemented, assigned or novated from time to time, in accordance with its terms;

“Anti-corruption Laws”

means any law of any jurisdiction in which any member of the Buyer Group carries on business which prohibits Corruption by or on behalf of, or at the instigation of, or in any way affecting, the Group, including without limitation, the Bribery Act 2010, the Foreign Corrupt Practices Act 1977 and The Organisation for Economic co-operation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions;

“Attorney”	has the meaning given in Clause 18.1

“Business”	means the business of online airline travel meta search carried on by the Company and its Subsidiaries

“Business Day”

means any day (other than a Saturday, Sunday or public holiday in England, Scotland and the People’s Republic of China) on which clearing banks in the City of London, Edinburgh and Shanghai are open for the transaction of normal sterling banking business

“Buyer Group”

means the Buyer, any holding company of the Buyer and any subsidiary of the Buyer or such holding company (including, for these purposes and with effect from Completion, the Company and every Group Company) from time to time and references to “any member of the Buyer Group” shall be construed accordingly

“Buyer Shares”	means ordinary shares in the Buyer of US$0.01 each

“Buyer’s Warranties”	means the warranties set out in Clause 12;

“C Shares”	means the C1 Shares, the C2 Shares, the C3 Shares, the C4 Shares, the C6 Shares, the C7 Shares, the C8 Shares, the C9 Shares and the C10 Shares

“C1 Shares”	has the meaning given in the Current Articles

“C2 Shares”	has the meaning given in the Current Articles

“C3 Shares”	has the meaning given in the Current Articles

“C4 Shares”	has the meaning given in the Current Articles

“C5 Shares”	has the meaning given in the Current Articles

“C6 Shares”	has the meaning given in the Current Articles

“C7 Shares”	has the meaning given in the Current Articles

“C8 Shares”	has the meaning given in the Current Articles

“C9 Shares”	has the meaning given in the Current Articles

“C10 Shares”	has the meaning given in the Current Articles

“Cash Consideration”	has the meaning given in Clause 5.1.1

“Cash Equivalent Arrangements”

means the arrangements put in place between the Company and each of the Cash Equivalent Participants providing for the award of a cash amount to the Cash Equivalent Participants in lieu of an award of an aggregate of: (i) 779 Ordinary Shares; (ii) 5,905 C5 Shares; (iii) 8,141 C10 Shares; (iv) and 6,855 SIP Shares

“Cash Equivalent Participants” and each being a “Cash Equivalent Participant”

means Wu Shan, Xiao Fuqian, Zhou Liping, Zhuang Jie, Liu Yinsheng, Zhong Zehua, Chen Keming, Cui Hongqiang, Guo Yanhai, Li Jianqiang, Li Jinhui, Qin Yuepeng, Wang Shaozhen, Wei Xiaoqing, Andrzej Sniezyk, Song (Simon) Goa, Chong (Milton) Miao, Yang Chengbin, Li Sai, Ren Qunying, Wu Hao, Wen Yuan Yuan, Hu Aitzu, Kang Lei, Liu Jinzhi, Yao Lu, Niu Ran, Lulu Yao, Nellie Niu, Dabo Zhang, Cynthia Zhang, Huifeng Huang, Elsa Wu, Nina Wang, Fang Wan, Zhou Yiqing (Wiki Zhou), Gu Guoqing, Peng Zhigui, Feng Wei, Li Weiwei, Zhou Yan, Jack Chen, Devin Wang, Vic Li, Bella Wen, Xue Guo, Victor Wu, Jack Zou, Vaughn Li, Leo Zhou, Will Zhang, Steven Jia Wei Pang, Alan Qin, Peter Peng, Bruce Li, Xia Wen, Vivian Li, Xuejun Chen, Steam Cui, Michael Chen and Fuller Feng

“Company”	means Skyscanner Holdings Limited a company incorporated in England and Wales (registered number 07777261), whose registered office is at Suite 7-001 1 Fore Street, London EC2Y 5EJ

“Company Shares”	means shares in the capital of the Company

“Completion”	means completion of the sale and purchase of the Sale Shares in accordance with this Agreement

“Completion Date”	means:

(a) the date which is the fifth Business Day after the date on which the last of the Conditions to be satisfied or waived is satisfied or waived; or

(b) such later date as the Sellers’ Representatives and the Buyer agree in writing

“Conditions”	has the meaning given to it in Clause 4.1

“Confidential Information”

means all information used in or otherwise relating to any Group Company, its business, customers, financial or other affairs and all information received or obtained as a result of entering into or performing this Agreement, including information relating to the Buyer or its Connected Persons, the existence of this Agreement, the provisions of this Agreement, the negotiations and subject matter of this Agreement

“Connected Persons”	means in relation to a Seller who is an individual:

(a)

that Seller’s spouse or civil partner, parents and siblings (including step-siblings and half-siblings) and direct descendants of such individual and their respective spouses or civil partners (together, the “Connected Person’s Family”);

(b)

a company or any other undertaking of which that Seller or a member of that Seller’s Connected Person’s Family is from time to time a director or with which that Seller or a member of that Seller’s Connected Person’s Family is otherwise associated, and the subsidiaries or a subsidiary undertaking from time to time of such a company or undertaking, any holding company or parent undertaking from time to time of such a company or undertaking and every other company or undertaking which, from time to time, is a subsidiary or subsidiary undertaking of the same ultimate holding company or parent undertaking as such a company or undertaking;

	(c)	any trust established by or for the benefit of that individual or a member of that individual’s Connected Person’s Family;

	(d)	any partnership or undertaking (other than any Group Company) of which that Seller or a member of that Seller’s Connected Person’s Family has a direct or indirect economic interest; and

	(e)	any nominee, trustee or agent or any other person, in each case, acting on behalf of any person referred to in this definition;

in relation to a Party which is a corporate entity:

	(a)	directors, employees, officers and agents (together the “Corporate Entity Connected Individuals”) of the relevant Seller;

	(b)	subject to the exclusions in paragraph (c) below, any holding company, parent undertaking, subsidiary or subsidiary undertaking;

	(c)	as set out in section 1122 of the CTA 2010 but excluding:

(i) all portfolio companies of the relevant Seller;

(ii) all portfolio companies of entities advised or managed by the same investment advisor or manager as the relevant Seller or advised or managed by Affiliates of said investment advisor or manager;

(iii) all limited partners of the relevant Seller and their Affiliates; or

(iv) all underlying investors or limited partners of the

relevant Seller and their Affiliates as well as all underlying investors of entities advised or managed by the same investment advisor or manager as the relevant Seller or advised or managed by Affiliates of said investment advisor or manager, save that no Seller shall be deemed to be connected with another Seller (or any of that other Seller’s Connected Persons) or any Group Company by reason of being party to any existing Company Share arrangements in respect of the Group or a director or other officer of any Group Company or by reason of being members or shareholders in any Group Company;

“Consideration”	has the meaning given in Clause 5.1

“Consideration Shares”	has the meaning given in Clause 5.1.2

“Consideration Shares Value”

means, in respect of any Relevant Claim which is to be satisfied by the repurchase by the Company of Consideration Shares pursuant to Clause 11.4, the value of a Consideration Share calculated with reference to the VWAP of a Consideration Share as at the date falling two Business Days prior to the Payment Date in respect of such Relevant Claim

“Corruption”

means the bribery or corruption of public officials, extortion, fraud, unlawful deception, criminal collusion, unlawful cartels, unlawful abuse of power, embezzlement, unlawful trading in influence, money-laundering or any similar criminal or prohibited activity

“CTA 2010”	means the Corporation Tax Act 2010

“Current Articles”	means the articles of the association adopted by the Company on 27 November 2015

“D Share”	means a D share of 0.01 pence in the capital of the Company

“Data Room”

means the “Project Sirius” online data room hosted by Merrill DataSite (https://datasite.merrillcorp.com), a copy of the contents of which are on a memory stick provided to the Parties on or prior to the date of this Agreement

“Deferred Share”	means a deferred share of 0.01 pence each in the capital of the Company, having the rights, and being subject to the restrictions, set out in the New Articles

“Disclosure Letter”

means the letter from the Management Sellers to the Buyer entered into on the date of this Agreement (but prior to the execution and delivery of this Agreement) in relation to the Management Warranties in the Agreed Form

“Edinburgh Digital Buy Back Agreements”	means the share buy back agreements to be entered into between the Company and each of Ross McNairn and Edward Taylor in Agreed Form

“Edinburgh Digital SPA”	means the share purchase agreements in Agreed Form to be entered into between the Buyer and each of Ross McNairn and Edward Taylor with respect to the acquisition of certain Company Shares

“Employment Contract Amendment”	has the meaning given in Clause 8.5

“Encumbrance”

means any encumbrance, lien, pledge, charge (fixed or floating), mortgage, third party claim, debenture, option, right of pre-emption, right to acquire, assignment by way of security, trust arrangement for the purpose of providing security or other security interests of any kind, including retention arrangements or other encumbrances of any nature whatsoever and any agreement to create any of the foregoing

“Exchange Act”	means the U.S. Securities Exchange Act of 1934

“FCA”

means the UK Financial Conduct Authority or any successor UK regulatory bodies or if the relevant matter relates to the functions of only one such successor body, the reference shall be interpreted to refer to that body alone

“First Instalment Amount”	means the first instalment amount set opposite Bryan Dove’s name in column 5 of Part 1 of Schedule 1

“Forms of Acceptance”	has the meaning given in Clause 6.5

“Former Employee SPAs”	means each of the share purchase agreements in Agreed Form

(a)

to be entered into between the Buyer, Zedra Trust Company (Guernsey) Limited and certain of the Former Employees on or prior to Completion (in each case with the Company signing as attorney for the Former Employees) hereof with respect to the acquisition of the shares in the capital of the Company in respect of which the Former Employees are beneficially entitled;

(b) to be entered into between the Buyer and certain of the Former Employees;

“Former Employees”	means those individuals listed in column 2 of Schedule 8

“FSMA”	means the Financial Services and Markets Act 2000 (together with the rules and regulations implemented pursuant thereto);

“Full Title Guarantee”	means the benefit of the implied covenants set out in Part 1 of the Law of Property (Miscellaneous Provisions) Act 1994 when a disposition is expressed to be made with full title guarantee

“Fully Diluted Share Capital”

means the share capital of the Company upon exercise (or conversion) in full of all outstanding options, convertible securities or instruments or other rights to acquire Company Shares or any other existing or future classes of share capital of the Company, as applicable, regardless of whether any such options, convertible securities or instruments or other rights are then vested or exercisable or convertible in accordance with their terms

“Group”	means the Company and the Subsidiaries (and references to “Group Company” and “member of the Group” shall be construed accordingly)

“GW Side Letter”	means the side letter agreement in Agreed Form to be entered into on or around Completion between Gareth John Williams and the

Buyer

“GW Share Option Agreement”	means the share option agreement in Agreed Form to be entered into on or around Completion between Gareth John Williams and the Company

“GW Subscription Agreement”

means the subscription agreement in Agreed Form to be entered into on or around Completion between Gareth John Williams and the Company in relation to, inter alia, the subscription by Gareth John Williams for certain shares in the capital of the Company

“HMRC”	means Her Majesty’s Revenue & Customs

“Incentive Arrangements Agreement”

means an agreement to be entered into on the date hereof in the Agreed Form between (1) the Buyer and (2) the Company recording the agreement of the Buyer and the Company in respect of matters relating to the Retention Cash Bonus Arrangements, the Additional Performance Bonus Arrangements, the Skyscanner Option Plan and the Cash Equivalent Arrangements

“Institutional and Other Non Management Sellers”

means those Sellers whose names and addresses are set out in column 1 of Part 2 of Schedule 1 (for the avoidance of doubt excluding Pulau Dinawan Investments Limited and Yahoo Japan Corporation unless and until Pulau Dinawan Investments Limited and/or Yahoo Japan Corporation (as appropriate) adheres to and becomes a party to this Agreement as referred to in Clauses 4.1.9 and 4.1.10)

“Intellectual Property Rights”	has the meaning given to this term in the Warranty Deed

“Interim Period”	means the period commencing immediately following exchange of this Agreement and ending on Completion

“Loan Note Instrument”

means an instrument in the Agreed Form to be executed by the Buyer at Completion constituting a sufficient number of unsecured zero coupon loan notes of the Buyer to be issued in satisfaction of the Buyer’s obligations under Clause 5.1.3

“Loan Notes”	means the loan notes constituted by the Loan Note Instrument

“Lock-up Period”	has the meaning given in Clause 12.6

“Long Stop Date”	means 23 February 2017, or such later date as the Sellers’ Representatives and the Buyer may agree in writing

“LSE”	means London Stock Exchange plc

“Management Sellers”	means those Sellers whose names and addresses are set out in column 1 of Part 1 of Schedule 1

“Management Warranties”	means the warranties set out in the Warranty Deed

“Material Contracts”	means the material contracts contained or listed in sub-folders 5.1.3 and 5.1.7 of the Data Room

“Material Subsidiary”	has the meaning given to this term in the Warranty Deed

“Minority Offer Document”	means the Agreed Form offer document setting out the Buyer’s offer to purchase the Company Shares held and to be held (upon exercise of all options or other rights to acquire shares) by such Minority Shareholders to be sent to Minority Shareholders on or around the date hereof

“Minority Sellers”	means all Minority Shareholders, SIP Participants, SIP Equivalent Participants and Former Employees

“Minority Shareholders”

means any person (other than the Sellers, the SIP Participants, the SIP Equivalent Participants and the Former Employees) who holds Company Shares or will hold such shares upon exercise (or conversion) in full of all options, convertible securities or instruments or other rights to acquire Company Shares or any other existing or future classes of share capital of the Company, as applicable, regardless of whether any such options, convertible securities or instruments or other rights are then vested or exercisable or convertible in accordance with their terms

“Nasdaq”	means the Nasdaq stock market

“New Articles”	means the articles of association in Agreed Form to be adopted by the Company pursuant to the Shareholder Resolutions

“Offers”	has the meaning given in Clause 6.5

“Offer Documents”	has the meaning given in Clause 6.5

“Offer Recipients”	has the meaning given in Clause 6.5

“Option Exercise Amount”

means in respect of each relevant Management Seller the amount shown opposite that relevant Management Seller’s name in column 8 of Part 1 of Schedule 1 and in respect of Julian Pancholi means the amount shown opposite Julian Pancholi’s name in column 8 of Part 2 of Schedule 1

“Ordinary Shares”	means an ordinary share of £1.00 each in the capital of the Company and each being an “Ordinary Share”

“PAYE Reimbursement Amount”

means in respect of each relevant Management Seller the amount shown opposite that relevant Management Seller’s name in column 9 of Part 1 of Schedule 1 and in respect of Julian Pancholi means the amount shown opposite Julian Pancholi’s name in column 9 of Part 2 of Schedule 1

“Payment Date”	means, save as otherwise provided in this Agreement, the date on which a payment is to be made under this Agreement

“Permitted Nominee”	means a subsidiary or a subsidiary undertaking of the Buyer which is, directly or indirectly, wholly owned by the Buyer

“Press Announcement”	the press announcement in the Agreed Form

“Recognised Investment Exchange”	has the meaning given to it in section 285 of FSMA

“Relevant Claim”	means, subject always to Clause 11, any claim made by the Buyer for breach of any of the Sellers’ Warranties

“Relevant Date”	has the meaning given in Clause 8.5

“Repurchase Notice”	has the meaning given in Clause 11.4

“Retention Cash Bonus Arrangements”

means arrangements in the Agreed Form relating to a retention cash bonus arrangement to be put in place in order to encourage retention of employees of the Group in respect of the period of 18 months following Completion

“Sale Shares”	means the number and class of Shares which will be sold to the Buyer and are shown opposite the respective Sellers names in column 4 of Part 1 of Schedule 1 and column 4 of Part 2 of Schedule 1

“SEC”	means the US Securities and Exchange Commission

“Second Disclosure Letter”	has the meaning given to this term in the Warranty Deed

“Second Instalment Amount”	means the second instalment amount set opposite Bryan Dove’s name in column 5 of Part 1 of Schedule 1

“Securities Act”	means the US Securities Act of 1933 as amended

“Sellers’ Representatives”	means Calum Paterson and Carolyn Jameson

“Sellers’ Warranties”	means:

(a) in the case of the Institutional and Other Non Management Sellers, the warranties set out in paragraphs 1, 2 and 3 of Schedule 3

(b) in the case of the Management Sellers, the warranties set out in Schedule 3

“Senior Employee”	means any employee of a Group Company entitled to an annual salary in excess of £100,000

“Service Documents”

any claim form, notice, order, judgment or other court document issued by the courts of England and Wales, or any other document relating to or in connection with proceedings in the courts of England and Wales

“Shareholder Resolutions”

means resolutions of the holders of the ordinary shares of £1 each and the holders of the A ordinary shares of £1 each in the capital of the Company, as applicable, approving the re-designation of the entire issued share capital of the Company to ordinary shares of 0.01 pence each and Deferred Shares, adopting the New Articles, granting authority to the directors of the Company to allot shares pursuant to the GW Subscription Agreement and the Skyscanner Option Plan and disapplying statutory pre-emption rights in respect of the shares to be issued pursuant to the GW Subscription Agreement and the Skyscanner Option Plan in each case with effect immediately following Completion, in Agreed Form

“Share Consideration Seller”	means a Seller receiving Buyer Shares pursuant to this Agreement

“Shareholder Rights”

means, in respect of a Seller, the exercise of any voting or consent rights it holds as a shareholder of the Company and the giving of directions to any directors nominated by it to the board of directors of the Company (subject to their fiduciary duties)

“Shareholders’ Agreement”	means the shareholders’ agreement between the Sellers in relation to the Company dated 2 December 2015

“Shares”	means the number and class of Shares held by the Sellers and as shown opposite the respective Sellers names in column 2 of Part 1 of Schedule 1 and column 2 of Part 2 of Schedule 1

“SIP”	means the Skyscanner Holdings Limited Share Incentive Plan

“SIP Equivalent Arrangements”

means the share incentive plans made available to the SIP Equivalent Participants which permit the SIP Equivalent Participants to (i) subscribe for SIP Shares and (ii) be allotted matching SIP Shares for nil consideration

“SIP Equivalent Participants”	means those employees based outside of the United Kingdom who participate in the SIP Equivalent Arrangements

“SIP Participant Offer Document”

means the offer document to be sent to Yorkshire Building Society (as trustee of the SIP), Zedra Trust Company (Guernsey) Limited (as nominee for certain of the SIP Equivalent Participants), SIP Participants and SIP Equivalent Participants on or round the date hereof in the Agreed Form

“SIP Participants”	means those employees who participate in the SIP

“SIP Share”

means a SIP share of £0.01 each in the capital of the Company and being fully paid up and non-redeemable and having the rights, and being subject to the restrictions, set out in the Articles of Association

“Skyscanner Option Plan”	means the Skyscanner share plan (being a share option plan) in the Agreed Form to be adopted by the Company with effect from Completion

“Subsidiaries”	means:

(a) Skyscanner Limited (incorporated in England & Wales with registered number 04217916) which is 100% owned by the Company;

(b) Skyscanner Inc. (incorporated in Delaware, United States which is 100% owned by Skyscanner Limited;

(c) Experienceon Ventures Sociedad Limitada (incorporated in Spain with registered number CIF: B-64797285) which is 100% owned by Skyscanner Limited;

(d) Reacher Investments Limited (incorporated in Hong Kong with registered number 1368375) which is 100% owned by Skyscanner Limited;

(e) Youbibi Technology (Shenzhen) Limited / 游比比科技(深圳) 有限公司 (incorporated in PRC with registered number 440301503371434) which is 100% owned by Reacher Investments Limited (“Youbibi”);

(f) Beijing Skyscanner Technology Co. Limited / 北京天巡思凯科技有限公司 (incorporated in PRC with registered number 110000450218813) which is 100% owned by

Skyscanner Limited;

(g)

Distinction Software Development Services Limited (incorporated in England & Wales with registered number 7813634) which is 100% owned by Distinction Informatikai Szolgáltató Korlátolt Felelősségű Társaság;

	(h)	Skyscanner Private Limited (incorporated in Singapore with registered number 201317279D) which is 100% owned by Skyscanner Limited;

	(i)	Distinction Informatikai Szolgáltató Korlátolt Felelősségű Társaság (incorporated in Hungary with registered number 01-09-946648) which is 100% owned by Skyscanner Limited;

	(j)	Skyscanner (Bulgaria) EOOD / „Скайскенер (България)” ЕООД (incorporated in Bulgaria with registered number UIC: 203195810) which is 100% owned by Skyscanner Limited;

	(k)	Edinburgh Digital Limited (incorporated in Scotland with registered number SC457315) which is 100% owned by Skyscanner Limited; and

	(l)	Skyscanner Japan K.K (incorporated in Japan with registered number 0100-01-167044) which is 51% owned by Skyscanner Limited (49% owned by Yahoo Corporation Japan)

“Tax” or “Taxation”

means all governmental, state, community, municipal or regional taxes, levies, imposts, duties, charges, deductions or withholdings in the nature of taxes arising in any part of the world including, without limitation:

(a)

capital gains tax, corporation tax, customs and excise duties, income tax (including PAYE), inheritance tax, national insurance or social security contributions, stamp duty, stamp duty land tax, stamp duty reserve tax, capital duty, transfer taxes, VAT, air passenger duty, air passenger charge, fuel surcharge, airport taxes, ticket or travel taxes, emission charges, anti-dumping duty, environmental taxes, insurance premium tax, landfill tax, climate change levy, aggregates levy, soft drinks industry levy, withholdings and deductions in respect of tax, duties of customs and excise, all taxes on gross and net income, profits or gains, receipts, sales, use, occupation, franchise, added value, personal property or net worth and any amount due as if it were an amount of or in the nature of Tax; and

	(b	all interest, penalties, costs, surcharges and fines relating to any of the above or to a failure to make any return or supply any information in connection with any of the above

“Third Party”	has the meaning given to it in Clause 26.1

“Transaction”	has the meaning given to it in Recital (D)

“Transaction Documents”

means this Agreement, the Warranty Deed, the Disclosure Letter, the Second Disclosure Letter, the Minority Offer Document, the SIP Participant Offer Document, the Former Employee SPAs, the Loan Note Instrument, the Edinburgh Digital SPA, the Edinburgh Digital Buy Back Agreements, the GW Subscription Agreement, the Youbibi Variation and Call Option Letters, any other documents in the Agreed Form and any other document required to be entered into pursuant to this Agreement

“Transaction Solicitors Bank Account”	means the following bank account:

	Bank:	Royal Bank of Scotland

	Accounts Name:	Pinsent Masons LLP Client Account

	Account Number:	64210923

	Sort Code:	15-80-00

	Swift Code:	RBOSGB2L

“Transaction Solicitors”	means Pinsent Masons LLP of 30 Crown Place, Earl Street London EC2A 4ES

“UKLA”	means the United Kingdom Listing Authority or any other competent authority for the time being for the purposes of Part VI of the FSMA

“VAT”

means (a) in relation to any jurisdiction within the European Union, the value added tax provided for in Directive 2006/112/EC and charged under the provisions of any national legislation implementing that directive or Directive 77/388/EEC together with legislation supplemental thereto; and (b) in relation to any other jurisdiction, the equivalent Tax (if any) in that jurisdiction

“VWAP”

means, as of any date, the daily dollar volume-weighted average price for such security as reported by Bloomberg, LP through its “Historical Price Table Screen (HP)” with Market: Weighted Ave function selected, or, if no dollar volume-weighted average price is reported for such security, then the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security

“Warranty Deed”	means the management warranty deed dated the date hereof between the Management Sellers and the Buyer

“Youbibi Variation and Call Option Letters”

means the variation and call option letters to be entered into among the Company, the Buyer and each of Steven Pang, Lincoln Tso and Wiki Zhou to vary the terms of those individuals’ conditional subscription agreements with the Company and, in respect of Steven Pang and Lincoln Tso, grant a call option in favour of the Buyer in Agreed Form.

1.2	In this Agreement, a reference to:

	1.2.1	a Clause or Schedule is a reference to a clause of and schedule to this Agreement;

1.2.2

a statutory provision includes a reference to that provision as modified, replaced, amended and/or re-enacted from time to time (before or after the date of this Agreement), any statute, statutory provision or subordinate legislation which it amends or re-enacts and any prior or subsequent subordinate legislation made under it, except to the extent that any such modification, replacement, amendment or re-enactment would increase or extend the liability of any of the Sellers under this Agreement;

1.2.3

Company Shares to be held (upon exercise of all options or other rights to acquire shares) is a reference to Company Shares to be held upon exercise (or conversion) in full of all outstanding options, convertible securities or instruments or other rights to acquire Company Shares or any other existing or future classes of share capital of the Company, as applicable, regardless of whether any such options, convertible securities or instruments or other rights are then vested or exercisable or convertible in accordance with their terms;

1.2.4	a document being signed or executed by a person includes a reference to such document being signed or executed on behalf of that person;

1.2.5

“costs” includes a reference to costs, charges and expenses and references to “costs” and / or “expenses” incurred by a person shall not include any amount in respect of VAT comprised in such costs or expenses for which either that person or, if relevant, any other member of the group to which that person belongs for VAT purposes is entitled to recover (whether by credit or repayment) such VAT;

1.2.6

a “person” includes a reference to an individual, partnership, unincorporated association, body corporate, government, state or agency of a state, local or municipal authority or government body or any joint venture wherever incorporated or situated (in each case whether or not having a separate legal personality) and includes a reference to that person’s legal personal representatives and successors;

1.2.7	“subsidiary”, “holding company” or “body corporate” has the respective meaning set out in sections 1159 and 1173 of the 2006 Act;

1.2.8	“company” shall be construed so as to include any company, corporation or other body corporate wherever and however incorporated or established;

1.2.9	“undertaking” has the meaning set out in section 1161 of the 2006 Act and “subsidiary undertaking” or “parent undertaking” has the respective meaning set out in section 1162 of the 2006 Act;

1.2.10	a “group undertaking” has the meaning set out in section 1161 of the 2006 Act;

1.2.11	“associate” is a reference to a person connected with another within the meaning of section 448 of CTA 2010;

1.2.12

something being “in writing” or “written” shall include a reference to that thing being produced by any legible and non-transitory substitute for writing (excluding in electronic form) as defined in section 1168 of the 2006 Act;

1.2.13	a time of day is a reference to London time (i.e. GMT) prevailing on the relevant day;

1.2.14	a “day” (including within the phrase “Business Day”) shall mean a period of 24 hours running from midnight to midnight;

1.2.15

if a period of time is specified as from a given day, or from the day of an act or event, it shall be calculated exclusive of that day and if a period of time is expressed to be within a period beginning and ending on two given days, it shall be exclusive of the day at the beginning of such period and inclusive of the day at the end of such period;

1.2.16

any other document referred to in this Agreement is a reference to that other document as amended, varied, novated or supplemented (other than in breach of the provisions of this Agreement) at any time;

1.2.17

any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall in respect of any jurisdiction other than England be treated as a reference to any analogous term in that jurisdiction;

	1.2.18	any gender includes a reference to the other genders;

	1.2.19	the singular shall include the plural and vice versa; and

	1.2.20	words, expressions or abbreviations detailed in the Schedules shall have the same meaning in this Agreement except where otherwise provided.

1.3	The Schedules form part of this Agreement and shall be interpreted and construed as though they were set out in this Agreement.

1.4	The headings to Clauses, Schedules and paragraphs of the Schedules are for convenience only and shall not affect the interpretation or construction of this Agreement.

1.5	General words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words.

1.6

Any agreement, warranty, representation, indemnity, covenant or undertaking on the part of two or more persons shall, except where the contrary is stated, be deemed to be given or made by such persons severally and the liability of each such person in respect of any breach of any such agreement, warranty, representation, indemnity, covenant or undertaking shall extend only to any loss or damage arising from his own breach (if any).

2.	SALE AND PURCHASE

2.1

Subject only to satisfaction (or waiver) of the Conditions, the Buyer agrees to buy, or procure the purchase of, the Sale Shares and each Seller agrees to sell (or procure the sale by the registered owner (as the case may be)) free from any Encumbrance with Full Title Guarantee, the whole of the legal and beneficial interest in the number of Sale Shares set out opposite his, her or its name in column 4 of the relevant tables in Schedule 1 with effect from and including the Completion Date, together with all rights attached or accruing to them as at the Completion Date.

2.2

Each Seller irrevocably and unconditionally waives all rights over, or in connection with, any of the Sale Shares including any right of pre-emption or other restriction on transfer in respect of the Sale Shares or any of them conferred on that Seller under the Current Articles, the Shareholders’ Agreement or otherwise.

2.3

The Sellers and the Buyer shall not be obliged to complete the sale and purchase of any of the Sale Shares unless the sale and purchase of all the Sale Shares is completed simultaneously in accordance with this Agreement, but completion of the sale and purchase of some of the Sale Shares by a Party will not affect the rights of the other Party(ies) with respect to the sale or purchase, as applicable, of the others.

2.4	Each Seller covenants and undertakes to the other Sellers that it will comply with its obligations pursuant to Clause 2.1 and Schedule 4.

2.5	Each Seller undertakes to approve and execute the Shareholder Resolutions applicable to him/it immediately prior to Completion.

3.	EXCHANGE

3.1	Exchange shall take place on the date of this Agreement immediately after:

	3.1.1	the Sellers have satisfied the obligations set out in Part 1 of Schedule 2; and

	3.1.2	the Buyer has satisfied the obligations set out in Part 2 of Schedule 2.

4.	CONDITIONS

4.1	Completion is subject to and conditional upon the satisfaction of (or waiver by the Buyer acting in its absolute discretion):

4.1.1

subject to Clause 4.2, there having been delivered to the Buyer prior to the Completion Date acceptances by all Minority Shareholders of the offer made by the Buyer pursuant to the Minority Offer Document, representing all of the Company Shares in respect of which that offer is made;

4.1.2

subject to Clause 4.2, there having been delivered to the Buyer prior to the Completion Date Former Employee SPAs executed by all Former Employees in relation to the sale to the Buyer (or a Permitted Nominee) of all of the Company Shares held or to be held (upon exercise of all options or other rights to acquire shares (if any)) by the Former Employees;

4.1.3

subject to Clause 4.2, there having been delivered to the Buyer prior to the Completion Date acceptances by all SIP Participants (or by any such person who is the registered holder of the relevant SIP Shares (if different)) of the offer made by the Buyer pursuant to the SIP Participant Offer Document, representing all of the Company Shares held or to be held by the SIP Participants in respect of which that offer is made;

4.1.4

subject to Clause 4.2, there having been delivered to the Buyer prior to the Completion Date acceptances by all SIP Equivalent Participants (or by any such person who is the registered holder of the relevant SIP Shares (if different)) of the offer made by the Buyer pursuant to the SIP Participant Offer Document, representing all of the Company Shares held or to be held by the SIP Equivalent Participants in respect of which that offer is made;

	4.1.5	the Shareholders Resolution being adopted, such resolutions to become effective immediately following Completion;

	4.1.6	there having been no material breach by any Seller of:

(a) any Sellers’ Warranty; or

(b) any undertaking set out in Clause 6.3 of this Agreement, which breach has or is reasonably likely to have a material adverse effect on a Material Subsidiary or on the Group (taken as a whole);

	4.1.7	the Buyer having been provided with a copy of the instrument terminating the Shareholders’ Agreement, validly executed by all parties thereto;

4.1.8

the Buyer having been provided with a copy of the consents in the Agreed Form necessary for the acquisition by the Buyer (or a Permitted Nominee) of all Company Shares to be transferred pursuant to the Transaction Documents to constitute a Permitted Transfer in accordance with Article 16.4 of the Current Articles;

	4.1.9	the Buyer having been provided with a deed of adherence (in a form satisfactory to the Buyer, acting reasonably) to this Agreement duly executed by Pulau Dinawan Investments Limited; and

	4.1.10	the Buyer having been provided with a deed of adherence (in a form satisfactory to the Buyer, acting reasonably) to this Agreement duly executed by Yahoo Japan Corporation,

(the conditions set out at Clauses 4.1.1 to 4.1.10 being the “Conditions”).

4.2	The Parties agree that:

	4.2.1	in the event that any of the Conditions set out in Clauses 4.1.1 to 4.1.4 has not been satisfied prior to the Long Stop Date; and

4.2.2

the Buyer has been provided with executed documentation in form and substance satisfactory to the Buyer (acting reasonably) evidencing that fewer than 25 Minority Sellers which collectively hold or will hold (upon exercise of all options or other rights to acquire shares) Company Shares representing in aggregate less than 0.5% of the Fully Diluted Share Capital have not signed Former Employee SPAs, have not accepted the offer made by the Buyer pursuant to the Minority Offer Document or the SIP Participant Offer Document (as applicable), the Buyer shall waive the Conditions set out in Clauses 4.1.1 to 4.1.4 which have not been satisfied and the Management Sellers shall use best endeavours to procure: (i) the execution of Former Employees SPAs by all Former Employees; (ii) the acceptance of the offer made by the Buyer pursuant to the Minority Offer Document by all Minority Shareholders; and (iii) the acquisition by the Buyer (or a Permitted Nominee) of all of the Company Shares referred to in Clauses 4.1.3 and 4.1.4, in each case as soon as practicable following Completion. The Parties further agree that the Management Sellers’ obligation to use best endeavours set out in this Clause 4.2 shall include, without limitation, an obligation for the Management Sellers to contact the relevant Minority Sellers in writing (which shall include by e-mail), to provide information on the Transaction (including the unanimous and unconditional recommendation set out in Clause 6.2.1(b)) and request execution of the documents necessary to satisfy the relevant Condition but, for the avoidance of doubt, the obligation to use best endeavours shall not include any obligation on the Management Sellers to offer or make or procure that there is offered or made any financial inducement or payment to any such Minority Seller.

4.3

Without prejudice to Clause 4.2, the Management Sellers shall use all reasonable endeavours to ensure that the Conditions are satisfied as soon as reasonably practicable and, in any event, not later than the Long Stop Date.

4.4

Without prejudice to the generality of the obligations set out in Clause 4.3, the Sellers’ Representatives shall procure that the Company’s advisers consult with the Buyer’s advisers regularly with respect to progress made towards fulfilment of the Conditions.

4.5

The Sellers’ Representatives shall give notice to the Buyer as soon as practicable upon satisfaction of a Condition and in any event within one Business Day of becoming aware of the satisfaction of that Condition.

4.6

If the Conditions have not been satisfied (or waived) on or before 5.00 p.m. on the Long Stop Date (or by such later date as may be agreed in writing between the Sellers’ Representatives (on behalf of all the Sellers) and the Buyer) then without prejudice to any accrued rights or obligations of the Parties arising in respect of any provisions of this Agreement the Buyer shall be entitled to terminate or rescind this Agreement, in which case the provisions of Clause 19 shall apply. For the avoidance of doubt, to the extent that the Buyer is actually aware of a material breach of the Sellers’ Warranties or of a material breach of the undertakings given by the Sellers in Clause 6.3, the Buyer shall not be entitled to waive the condition specified in Clause 4.1.6 and thereby proceed to Completion and subsequently bring a claim for damages against the relevant Seller who is in breach of that Sellers’ Warranties or his/its undertakings given by that Seller in Clause 6.3. For the purposes of this Clause 4.6, the awareness of the Buyer shall be limited to the actual (and not implied, imputed or constructive) personal knowledge of Cindy Wang, Xiaolu Zhu, James Jianzhang Liang and Jane Jie Sun immediately prior to Completion, having made no further enquiries whatsoever.

4.7	In accordance with Clause 4.6, the Sellers’ Representatives and the Buyer may defer the Long Stop Date and the Parties agree that such deferral may take place more than once.

5.	CONSIDERATION

5.1	Subject to Clause 5.2, the consideration (“Consideration”) for the sale of the Sale Shares shall comprise:

	5.1.1	the sum of £989,566,095.76 (the “Cash Consideration”);

	5.1.2	7,776,943 new Buyer Shares (the “Consideration Shares”); and

	5.1.3	the issue of £5,509,259.60 principal amount of Loan Notes.

5.2	In relation to the Consideration:

5.2.1

the Parties acknowledge and agree that the amounts of Cash Consideration, Consideration Shares and Loan Notes set out in Clause 5.1 have been agreed on the assumption that all of the SIP Participants who are invited to make a Top-Up Contribution (as defined in and described in paragraph 4 of Part II of the SIP Participant Offer Document) elect to make such Top-Up Contributions in full. In the event that all of the SIP Participants who are invited to make Top-Up Contributions do not elect to make such Top-Up Contributions in full, the Parties agree that the amount of Consideration which would otherwise have been payable to them (on completion of the transactions contemplated in the Transaction Documents) will be reallocated amongst all other shareholders of the Company as determined by the Management Sellers in accordance with the order of priority set out in article 5 of the Current Articles and consequently the amount of Consideration payable to the Sellers under this Agreement and the amount of the consideration payable to the other shareholders of the Company pursuant to the other Transaction Documents will increase accordingly;

5.2.2

the Management Sellers shall cause the Company to provide an updated copy of Schedule 1 to the Buyer within 3 Business Days of 27 November 2016, being the date as set out in paragraph 4 of Part II of the SIP Participant Offer Document by which a SIP Participant must elect to make a Top-Up Contribution; and

5.2.3

in the event that the consideration payable to the shareholders of the Company is reallocated as described in Clause 5.2.1, the references in this Agreement to the amounts of Cash Consideration, Consideration Shares and the principal amount of Loan Notes (including with respect to the waiver and the discharge set out in Clause 5.6) will be deemed to be references to the amounts of Cash Consideration, Consideration Shares and the principal amount of Loan Notes as increased pursuant to such reallocation and as set out in the updated copy of Schedule 1 to be provided in accordance with Clause 5.2.2.

5.3	Subject to the terms of this Agreement, at Completion, the Buyer shall

	5.3.1	pay an amount equal to the Cash Consideration less the Second Instalment Amount to the Transaction Solicitors Bank Account;

	5.3.2	issue to the Sellers the Consideration Shares in the respective numbers set out in column 6 of Part 1 of Schedule 1 and column 6 of Part 2 of Schedule 1; and

5.3.3

issue the principal amount of Loan Notes to each of the relevant Management Sellers set opposite his/its name in column 7 of Part 1 of Schedule 1, deliver to the relevant Management Sellers duly executed certificates for the Loan Notes so issued and enter the names of the relevant Management Sellers in the Buyer’s register of debentures as the holders of the Loan Notes.

5.4

The Buyer agrees that the settlement of the Cash Consideration due to Bryan Dove set opposite his name in column 5 of Part 1 of Schedule 1 will be paid to him by the Buyer in two instalments as follows:

	5.4.1	the First Instalment Amount will be paid by the Buyer to the Transaction Solicitors Bank Account on Completion; and

5.4.2

the Second Instalment Amount will be paid by the Buyer to the Transaction Solicitors Bank Account or such other account as is notified by the Sellers’ Representatives to the Buyer by way of electronic transfer on the third anniversary of Completion.

5.5	The Sellers irrevocably undertake to the Buyer to be bound by the provisions contained in Schedule 6 (Lock In Agreement).

5.6

The Parties acknowledge that the Consideration shall be allocated among the Sellers according to the arrangements and order agreed solely between the Sellers and the Company as set out in Parts 1 and 2 of Schedule 1. Each Seller hereby irrevocably and unconditionally: (i) waives any right he/it may have to bring any claims against the Buyer in relation to the apportionment of the Consideration among the Sellers; and (ii) agrees that payment of the Cash Consideration to the Transaction Solicitors Bank Account shall constitute a full and unconditional discharge of the Buyer’s obligations under Clause 5.3.1.

6.	INTERIM PERIOD

6.1

The Management Sellers shall, and the Institutional and Other Non Management Sellers shall exercise their Shareholders Rights to, subject to all applicable legal and regulatory requirements, procure that the affairs of the Company and the Subsidiaries during the Interim Period are conducted only in the ordinary and usual course of its business as carried on in the six month period prior to the date of this Agreement.

6.2

The Sellers shall exercise their Shareholders Rights to, subject to all applicable legal and regulatory requirements and to the extent that they are able to by the exercise of those Shareholder Rights:

	6.2.1	procure that the Company’s board of directors:

		(a)	unanimously and unconditionally approves the Transaction and any action contemplated in, or necessary to comply with, the terms of this Agreement;

(b)

unanimously and unconditionally recommends to Minority Shareholders, SIP Participants and SIP Equivalent Participants to accept the offer set out in the Minority Offer Document and the SIP Participant Offer Document;

(c)

addresses Minority Shareholders, SIP Participants and SIP Equivalent Participants by a letter in the Agreed Form, informing them of its unanimous and unconditional recommendation to accept the offer set out in the Minority Offer Document and the SIP Participant Offer Document and providing the reasons for such recommendation; and

		(d)	ensures that the letters referred to in paragraph (c) above be included in the Minority Offer Document and the SIP Participant Offer Document; and

6.2.2

procure that neither the Company nor any of the Subsidiaries shall during the Interim Period without the prior written consent of the Buyer take any decision or action in relation to any of the matters referred to in Schedule 5.

6.3

An Institutional and Other Non Management Seller shall not approve any proposed action of a Management Seller, of which it has prior notice, which would breach, or be inconsistent with, either Clause 6.1 or Clause 6.2, and it is reasonably apparent that it would do so, and each Institutional and Other Non Management Seller shall exercise its respective Shareholder Rights to procure that during the Interim Period:

	6.3.1	the affairs of the Company and the Subsidiaries are conducted only in the ordinary and usual course of its business as carried on in the six month period prior to the date of this Agreement; and

6.3.2

neither the Company nor any of the Subsidiaries shall during the Interim Period without the prior written consent of the Buyer take any decision or action in relation to any of the matters referred to in Schedule 5.

6.4	Nothing in this Clause 6 shall limit, restrict or prevent the Management Sellers in the period prior to Completion from undertaking any of the following in connection with the Group:

	6.4.1	any act or thing that the Buyer has given its prior consent to in writing;

	6.4.2	any act required by any competent governmental or regulatory organisation;

	6.4.3	taking any actions contemplated in, or necessary to comply with, the terms of this Agreement or any of the Transaction Documents;

	6.4.4	complying with any pre-existing contractual obligations of the Company and Group Companies entered into on or before the date of this Agreement; or

	6.4.5	any action:

(a) reasonably taken pursuant to an obligation imposed by any material governmental authority permit, consent or licence required by the Group for the operation of the Business;

(b) to the extent that it is required to comply with applicable laws or regulations; or

(c)

reasonably taken in an emergency or disaster situation with the intention of minimising any adverse effect thereof (and of which the Buyer will be notified promptly thereafter) only for so long as such emergency or disaster situation continues.

6.5

The Management Sellers shall cause the Company to act as receiving agent in connection with the offers (the “Offers”) to be made by the Buyer to the Minority Shareholders, the SIP Participants and the SIP Equivalent Participants (the “Offer Recipients”) pursuant to the Minority Offer Document and the SIP Participant Offer Document (collectively, the “Offer Documents”) and to perform in particular the following:

	6.5.1	send the relevant Offer Document and form of acceptance in Agreed Form (“Forms of Acceptance”) to each Offer Recipient as soon as reasonably practicable following exchange of this Agreement;

	6.5.2	receive Forms of Acceptance and any documents of title in accordance with the terms of the relevant Offer;

6.5.3

in the event any Form of Acceptance has been improperly completed or executed, or any document required to accompany such Form of Acceptance not being in order (as required by the instructions set out in the Form of Acceptance), or if some other irregularity in connection with any such forms exists, to endeavour to cause such action to be taken as is necessary to correct such irregularity (for the avoidance of doubt, determination of all questions as to the validity, form, eligibility (including timeliness of receipt) and acceptance of any shares tendered or delivered shall be determined by the Buyer);

6.5.4

report by 5.00 pm London time each Business Day to the Buyer the details of the Forms of Acceptance received, indicating the number of Company Shares (and the percentage they represent of the Fully Diluted Share Capital) for which Forms of Acceptance have been received and the amount of cash and Loan Notes due to such accepting Offer Recipients;

	6.5.5	upon receipt of funds from the Buyer (to be provided by the Buyer in accordance with Clause 5.3.1), dispatch cash payments to Offer Recipients by transfer of cash to the relevant Offer Recipient’s bank account and send Loan Note certificates (to be provided by the Buyer in accordance with Clause 5.3.3) to the Offer Recipients (save to the extent that the relevant Offer Recipients have agreed that the originals of such Loan Note certificates shall be retained centrally on their behalf by the Company Secretary of the Company), in each case, pursuant to the relevant Offers and Forms of Acceptance; and

	6.5.6	generally take such other reasonable action in connection with the administration of the Offers as the Buyer may from time to time request.

7.	COMPLETION

7.1

Subject to the satisfaction of the Conditions on or prior to the Long Stop Date, Completion will take place five Business Days after the last of the Conditions is satisfied or waived in accordance with this Agreement, or at such other time and/or venue as may be agreed in writing between the Sellers’ Representatives and the Buyer.

	7.2	On Completion:

		7.2.1	the Sellers shall perform (or cause to be performed) their respective obligations in Part 1 of Schedule 4; and

		7.2.2	the Buyer shall perform (or cause to be performed) its obligations in Part 2 of Schedule 4.

7.3

If Completion does not occur on or before 17:00 on the Completion Date as a result of the Buyer on the one hand or a Seller on the other hand failing to fully discharge any of their respective obligations under Schedule 4 (the “Defaulting Party”), then the other party (being the Sellers’ Representatives where the Buyer is the Defaulting Party) (the “Non-Defaulting Party”) may (in addition to and without prejudice to all other rights or remedies available to it, including the right to claim damages from that Seller who is in default) by written notice to the Defaulting Party served on such date:-

		7.3.1	without prejudice to Clause 4.6, waive such failure to fully discharge such obligation and proceed to Completion so far as practicable;

7.3.2

postpone Completion to such date as the Non-Defaulting Party specifies, being not more than 10 Business Days after the Completion Date, in which event the provisions of this Agreement apply as if the later date is the Completion Date (save for this Clause 7.3.2 that shall only apply once); or

		7.3.3	in the case of a material breach, terminate this Agreement in which event the provisions of Clause 19 shall apply,

provided that, the Sellers shall not be able to exercise the options set out in Clauses 7.3.2 and 7.3.3 if the Buyer has issued the Consideration Shares and share certificates in respect thereof to be delivered to the Sellers in accordance with the terms of this Agreement, has issued the Loan Notes and certificates in respect thereof to be delivered to the Management Sellers in accordance with the terms of this Agreement and the Transaction Solicitors have received an amount equal to the Cash Consideration in the Transaction Solicitors Bank Account in cleared funds.

7.4

Each relevant Management Seller and Julian Pancholi hereby agrees and irrevocably instructs the Transaction Solicitors at Completion to deduct from the Cash Consideration payable to the relevant Management Seller or Julian Pancholi, prior to any payment to any of the Management Sellers and Julian Pancholi:

		7.4.1	an amount equal to the aggregate of the Option Exercise Amounts for the relevant Management Sellers and Julian Pancholi; and

		7.4.2	an amount equal to the aggregate of the PAYE Reimbursement Amounts for the relevant Management Sellers and Julian Pancholi,

and transfer the amounts referred to at Clauses 7.4.1 and 7.4.2 to the Company (and not to the Management Sellers and Julian Pancholi) by telegraphic transfer. The relevant Management Sellers for the purposes of this Clause 7.4 are those Management Sellers opposite whose name a figure is inserted in columns 8 and 9 of Part 1 of Schedule 1.

8.	RESTRICTIVE COVENANTS

8.1

Each Management Seller covenants with the Buyer for itself and as trustee for each Group Company that he or she shall not, and shall procure that none of his or her Connected Persons shall directly or indirectly:

8.1.1

for a period of three years from Completion be concerned in any travel metasearch business which is competitive with the Business, or any part of it, provided that this restriction shall not apply to the extent that (other than Gareth Williams) a Management Seller or any of his or her Connected Persons is, after termination of the relevant Management Seller’s employment or service agreement with the Group, concerned with a part of any of the following businesses provided that he/she/it is not concerned or otherwise involved in any manner whatsoever with any part of such businesses relating to travel metasearch, online travel search/agency or any other activities which would compete with the business of the Group as conducted at the relevant time: Amazon, Google, Microsoft, Verizon, Yahoo and Facebook; and

	8.1.2	for an unlimited period make use of any Intellectual Property Rights owned by a Group Company at Completion.

8.2

For the purpose of Clause 8.1, a Management Seller will be concerned in a business if he or she owns, manages, controls, carries it on as a principal or agent or if he or she has any direct or indirect financial interest as a shareholder in or lender or consultant to any person who carries on the business. However, nothing contained in this Agreement shall preclude or restrict a Management Seller from holding, as a passive investor and together with the holdings of all Connected Persons in such company, not more than three per cent. of the issued share capital of any company whose shares are publicly traded or listed.

8.3

Each Seller covenants with the Buyer for itself and as trustee for each Group Company that it shall not, and shall procure that none of its Connected Persons shall directly or indirectly for a period of three years from Completion, induce or attempt to induce any director, officer (other than a director or officer resigning at Completion), or Senior Employee of a Group Company to leave the employment of that Group Company or enter into any employment or services agreement with the Seller or a Connected Person of that Seller (otherwise than (i) in response to a bona fide advertisement in whatever form of media or (ii) in circumstances where the applicable director, officer or Senior Employee has approached that Seller of his or her own accord, in each case where there has been no previous contact directly or indirectly in relation to the possible entry into such an agreement between the Seller (or any of its Connected Persons) and the individual concerned).

8.4

Each Management Seller acknowledges that in his or her capacity as a key employee of the Group, he or she has had and will have access to trade secrets, confidential information, business connections and the workforce of the Company and the Group Companies and that in order to protect their legitimate business interests it is reasonable for him or her to extend the post termination restrictive covenants in his or her employment or service contract as set out in Clause 8.5.

8.5

Each Management Seller undertakes, prior to Completion, to execute an amendment to his or her employment or service contract with the relevant Group Company (the “Employment Contract Amendment”), such amendment to be conditional upon Completion and to become effective with effect from the Completion Date, to:

8.5.1

undertake, not to, directly or indirectly for a period of one year from termination of his or her employment or service agreement, or the date on which the Management Seller is placed on garden leave if earlier (the “Relevant Date”), be engaged or concerned in any capacity in any travel metasearch, online travel search/agency or any other business which would compete with the business of the Group as conducted at the time of termination of such employment or service agreement and in which the Management Seller has been involved in each case in the period of 12 months prior to the Relevant Date.  Such provision shall replace any non-compete provision in such Management Seller’s employment or service contract, if any; and

8.5.2

amend the duration of any other post termination restrictions in the Management Seller’s employment or service contract relating to the solicitation of or dealing with customers or prospective customers, or the solicitation or hiring of employees, to 12 months from the Relevant Date.

8.6

Each Management Seller accepts his or her portion of the Consideration and benefit under the Incentive Arrangements Agreement as consideration for his or her Employment Contract Amendment and acknowledges that payment or other benefit pursuant to this Agreement and the Incentive Arrangements Agreement shall be subject to execution of the Employment Contract Amendment.

8.7	The Parties hereby acknowledge and agree that:

8.7.1

each of the restrictions in each paragraph or sub-Clause or Clause above shall be enforceable independently of each of the others and its validity shall not be affected if any of the others is invalid;

8.7.2

if, at the time of enforcement of Clauses 8.1, 8.3 or 8.5, a court of competent jurisdiction shall hold that the duration, scope or area restrictions stated therein are unreasonable under the circumstances then existing, the Parties shall use all reasonable endeavours to replace such restrictions with valid and enforceable substitute restrictions which carry out, as closely as possible, the intentions of the Parties under this Agreement.

8.8	Each Seller acknowledges that the above provisions of this Clause are no more extensive than is reasonable to protect the Buyer as the purchaser of the Sale Shares.

9.	SHAREHOLDER CONSENTS

9.1

SEP III hereby irrevocably and unconditionally consents under the Shareholders’ Agreement (including, without limitation, under clause 6.1(a), clause 6.2(a) and paragraphs (b), (c), (g), (t), (x) and (z) of part 1 of schedule 3 to the Shareholders’ Agreement) to the entry into of this Agreement and the Transaction Documents and effecting the transactions contemplated by this Agreement and the Transaction Documents.

9.2

The SEP Director hereby irrevocably and unconditionally consents under the Shareholders’ Agreement (including, without limitation, under clause 6.1(b), clause 6.2(b) and paragraph (l) of part 2 of schedule 3 to the Shareholders’ Agreement) to the entry into of this Agreement and the Transaction Documents and effecting the transactions contemplated by this Agreement and the Transaction Documents.

9.3

Each of Bonamy Charles Grimes, Barry James Smith, Gareth John Williams, Juliet Grimes, Julian Pancholi and Nitro Ventures Limited (being the “Founders” as defined in the Shareholders’ Agreement) hereby irrevocably and unconditionally consents under the Shareholders’ Agreement (including, without limitation, under clause 8.1, clause 8.2 and paragraphs (b) and (c) of schedule 5 to the Shareholders’ Agreement) to the entry into of this Agreement and the Transaction Documents and effecting the transactions contemplated by this Agreement and the Transaction Documents.

9.4

Each of SC US GF V Holdings Limited, Sequoia Capital Global Growth Fund, LP and Sequoia Capital Global Growth Principals Fund, LP (being “SEQ” as defined in the Shareholders’ Agreement) hereby irrevocably and unconditionally consents under the Shareholders’ Agreement (including, without limitation, under clause 7.1, clause 7.3, paragraph (a) of part 1 of schedule 7 to the Shareholders’ Agreement and paragraphs (a), (b), (c) and (f) of part 2 of schedule 7 to the

Shareholders’ Agreement) to the entry into of this Agreement and the Transaction Documents and effecting the transactions contemplated by this Agreement and the Transaction Documents.

9.5

Each of SEP III, SC US GF V Holdings Limited, Sequoia Capital Global Growth Fund, LP and Sequoia Capital Global Growth Principals Fund, LP, comprising an “A Ordinary Shareholder Majority” as defined in the Current Articles, hereby irrevocably and unconditionally consents under article 16.4(b) of the Current Articles to the transfer of all of the Company Shares to be transferred pursuant to the Transaction Documents.

10.	SELLERS’ WARRANTIES AND UNDERTAKINGS

10.1	Subject to Clauses 10.11 and 10.12, as at the date of this Agreement:

	10.1.1	each Seller severally warrants to the Buyer in respect of himself only in the terms of paragraphs 1.1.1, 1.1.3, 1.1.4, 2 and 3 of Schedule 3;

	10.1.2	each Management Seller also severally warrants to the Buyer in respect of himself only in the terms of paragraph 4 of Schedule 3,

and each warranty is given by reference to the facts and circumstances existing at the date of this Agreement.

10.2	At Completion:

	10.2.1	each Seller severally warrants to the Buyer in respect of himself only in the terms of paragraphs 1.1.2, 1.1.3, 1.1.4, 2 and 3 of Schedule 3;

	10.2.2	each Management Seller also severally warrants to the Buyer in respect of himself only in the terms of paragraph 4 of Schedule 3,

and each warranty is given by reference to the facts and circumstances existing on the Completion Date.

10.3	Notwithstanding any other provision of this Agreement, the Sellers’ Warranties are subject to the provisions of Clause 11.

10.4	Each of the Sellers’ Warranties shall be interpreted as separate and independent so that the Buyer shall have a separate claim and right of action in respect of every breach of each Sellers’ Warranty.

10.5

Subject to Clause 10.6, no Seller makes any representation or gives any warranty or undertaking to the Buyer save only as and to the extent expressly set out in this Agreement or (in the case of the Management Sellers only) the Warranty Deed. The Buyer shall not have any remedy in respect of any misrepresentation or untrue statement (whether made carelessly or not) made by any Seller unless and to the extent that a claim lies for breach of the Sellers’ Warranties or, in respect of the Management Sellers only, the Management Warranties.

10.6	Clause 10.5 shall not exclude the liability of a Seller in respect of that Seller’s fraud or fraudulent misrepresentation.

10.7

Subject to Clause 4, the Buyer shall have no right to rescind or terminate this Agreement whether before or after Completion by reason of a breach of any of the Sellers’ Warranties or the Management Warranties.

10.8

Save with respect to information set out in the Sellers’ Warranties and the Management Warranties, no information supplied by or on behalf of any Group Company to the Buyer or its advisers in connection with the business and affairs of any Group Company constitutes a representation, warranty or undertaking as to its accuracy to the Buyer by any Group Company and the Buyer waives each and every claim which it may have against any Group Company, or their respective directors, officers, members or employees in respect of such information.

10.9

Each Seller waives any claims which he/it may have in respect of any misrepresentation, inaccuracy, opinion, or information made or communicated (orally or in writing) to them by any Group Company or by any officer, employee or agent of a Group Company for the purpose of assisting the Sellers to give any warranty, undertaking, covenant or statement in this Agreement or any other Transaction Document.

10.10	Each Share Consideration Seller undertakes to the Buyer that:

10.10.1

he/it understands that the Buyer Shares may be “restricted securities” within the meaning of Rule 144 under the Securities Act, and agrees that for so long as such securities are restricted securities (as so defined), they may not be deposited into any unrestricted depositary facility established or maintained by any depositary bank;

10.10.2

if he/it is a person to whom Buyer Shares are distributed, offered and sold outside of the United States he/it is subscribing for the Buyer Shares in an “offshore transaction” meeting the requirements of Regulation S under the Securities Act (“Regulation S”);

10.10.3

if he/it is a person to whom Buyer Shares are distributed, offered or sold inside the United States he/it further represents and agrees on his/its own behalf on and on behalf of any investor accounts for which he/it is subscribing for or purchasing Buyer Shares that:

(a)

he/it is a “qualified institutional buyer” (“QIB”) within the meaning of Rule 144A under the Securities Act (“Rule 144A”). Further, if he/it is acquiring the Buyer Shares as a fiduciary or agent for one or more investor accounts: (a) each such account is for the benefit of a QIB; (b) he/it has sole investment discretion with respect to each account; and (c) he/it has full power and authority to make the representations, warranties, agreements and acknowledgements in this Agreement on behalf of each such account; He/it and any such account for which he/it is acting as fiduciary or agent is acquiring the Buyer Shares for investment purposes and not with a view to any resale, transfer or distribution of any such Buyer Shares;

(b)

he/it understands that there may be certain consequences under United States and other tax laws resulting from an investment in the Buyer Shares and he/it made such investigation and have consulted his/its own independent advisers or otherwise have satisfied himself/itself concerning, without limitation, the effects of United States federal, state and local income tax laws and foreign tax laws and the US Employee Retirement and Income Security Act of 1974, as amended, and the Securities Act; and

(c)

he/it has not become aware of, and is not making, any investment decision with respect to the Buyer Shares as a result of, any “general solicitation or general advertising” (within the meaning of Rule 502 of Regulation D under the Securities Act) or “directed selling efforts” (as defined in Regulation S);

10.10.4

he/it understands that the Buyer Shares are being offered in the United States or any state or other jurisdiction thereof in a transaction not involving any public offering within the meaning of the Securities Act, that the Buyer Shares have not been and will not be registered under the Securities Act or the securities laws of any state or other jurisdiction of the United States; and he/it agrees that subject to the 12-month lock-up restrictions set out in Schedule 6 of this Agreement, (A) if in the future he/it decides to offer, resell, pledge or otherwise transfer any of the Buyer Shares, such Buyer Shares may be offered, resold, pledged or otherwise transferred only in compliance with the Securities Act and other applicable laws (1) pursuant to an effective Registration Statement; (2) to a transferee that is outside the United States that is purchasing the Buyer Shares in an offshore transaction (as defined in Regulation S) in compliance with the provisions of Rule 903 or Rule 904 of Regulation S; (3) to a QIB pursuant to an exemption from registration under the Securities Act, (4) pursuant to the exemption from registration provided by Rule 144, or (5) upon delivery of all other certifications, opinions and other documents that the Buyer may reasonably require, and in each case in accordance with the Securities Act and any applicable securities law of any state of the United States and any other jurisdiction, and (B) he/it will notify any subsequent purchaser of the Buyer Shares of the re-sale restrictions referred to in (A) above;

10.10.5

he/it understands and agrees that, although offers and sales of the Buyer Shares may be made in the United States to QIBs, they are not being made pursuant to Rule 144A, and the Buyer is not obligated to take any action to make the Buyer Shares eligible for resale pursuant to Rule 144A;

	10.10.6	he/it acknowledges that any Buyer Shares in certificated form will bear the legend set out below:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), ANY STATE SECURITIES LAWS IN THE UNITED STATES OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION AND HAVE BEEN INITIALLY PLACED PURSUANT TO EXEMPTION FROM THE SECURITIES ACT AND SUCH OTHER LAWS AND MAY NOT BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED BY THIS LEGEND. THE HOLDER HEREOF, BY ITS ACCEPTANCE OF THIS SECURITY, REPRESENTS, ACKNOWLEDGES AND AGREES THAT IT WILL NOT REOFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) (1) IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT; (2) TO A TRANSFEREE THAT IS OUTSIDE THE UNITED STATES AND THAT IS PURCHASING THIS SECURITY IN AN OFFSHORE TRANSACTION COMPLYING WITH THE PROVISIONS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) TO A “QUALIFIED INSTITUTIONAL BUYER” PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (4) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144, OR (5) UPON DELIVERY OF ALL OTHER CERTIFICATIONS, OPINIONS AND OTHER DOCUMENTS THAT THE COMPANY MAY REASONABLY REQUIRE, (B) IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAW OF ANY STATE OF THE UNITED STATES AND ANY OTHER JURISDICTION AND (C) IN COMPLIANCE WITH THE 12-MONTH LOCK-UP RESTRICTIONS UNDER THE AGREEMENT FOR THE SALE AND PURCHASE OF SHARES IN THE CAPITAL OF SKYSCANNER HOLDINGS LIMITED DATED 23 NOVEMBER, 2016.

THIS SECURITY IS NOT TRANSFERABLE EXCEPT IN ACCORDANCE WITH THE RESTRICTIONS DESCRIBED HEREIN. EACH TRANSFEROR OF THIS SECURITY AGREES TO PROVIDE NOTICE OF THE TRANSFER RESTRICTIONS SET FORTH HEREIN TO THE TRANSFEREE.

10.11	Notwithstanding any other provision of this Agreement, in the event that Pulau Dinawan Investments Limited adheres to this Agreement following the date of this Agreement, the Parties agree that:

	10.11.1	any obligations or undertakings assumed or warranties granted by Pulau Dinawan Investments Limited; and

	10.11.2	any rights owed by any other Party to Pulau Dinawan Investments Limited,

in each case, under this Agreement, will take effect from the date that Pulau Dinawan Investments Limited adheres to this Agreement (rather than with effect from the date of this Agreement) and that any reference to “exchange” or “date of this Agreement” or similar expression shall, in relation to Pulau Dinawan Investments Limited, mean the date on which Pulau Dinawan Investments Limited adheres to and becomes a party to this Agreement.

10.12	Notwithstanding any other provision of this Agreement, in the event that Yahoo Japan Corporation adheres to this Agreement following the date of this Agreement, the Parties agree that:

	10.12.1	any obligations or undertakings assumed or warranties granted by Yahoo Japan Corporation; and

	10.12.2	any rights owed by any other Party to Yahoo Japan Corporation,

in each case, under this Agreement, will take effect from the date that Yahoo Japan Corporation adheres to this Agreement (rather than with effect from the date of this Agreement) and that any reference to “exchange” or “date of this Agreement” or similar expression shall, in relation to Yahoo Japan Corporation, mean the date on which Yahoo Japan Corporation adheres to and becomes a party to this Agreement.

11.	LIMITATIONS ON SELLERS’ LIABILITY

11.1

The total aggregate amount of the liability of each Seller (including all reasonable legal and other professional fees and expenses properly incurred by the Sellers) in respect of all Relevant Claims, shall not exceed the Consideration received by that Seller pursuant to this Agreement.

11.2

No Seller shall have any liability for a Relevant Claim unless he or it receives from the Buyer written notice of the Relevant Claim (specifying in such detail as is reasonably available to the Buyer the matter giving rise to the Relevant Claim, the nature of the Relevant Claim and the amount claimed) within a period of thirty-six (36) months after Completion.

11.3

Each Seller shall disclose to the Buyer anything which is or may constitute a breach of or be inconsistent with any of the Sellers’ Warranties if they were to be repeated at any time after the date of this Agreement or of which any Seller may become aware after the date of this Agreement.

11.4

Each Seller shall be entitled to elect to satisfy a Relevant Claim (i) in cash or (ii) by cancelling the relevant number of Loan Notes then outstanding and delivering the relevant loan note certificate in respect thereof to the Buyer or (iii) if and to the extent lawful and permitted under the Companies Law of the Cayman Islands, by selling (for no consideration other than the deemed satisfaction of the Relevant Claim) to the Buyer such number of Consideration Shares as is determined by dividing the amount of the Relevant Claim by the Consideration Shares Value, provided that the Seller shall notify the Buyer in writing of its intention to satisfy a Relevant Claim by selling Consideration Shares to the Buyer (the “Repurchase Notice”) and the Buyer, acting reasonably, shall determine whether the proposed sale of Consideration Shares, and the repurchase thereof by the Buyer, is lawful. The Buyer shall respond to a Seller electing to satisfy a Relevant Claim by selling Consideration Shares to the Buyer within five Business Days of receipt of a Repurchase Notice.

12.	BUYER’S WARRANTIES AND UNDERTAKINGS

12.1	The Buyer warrants to each of the Sellers as of the date of this Agreement that:

	12.1.1	it is an exempted company validly existing under the laws of the Cayman Islands;

12.1.2

it has power to enter into and perform this Agreement and all the documents in the Agreed Form to be executed by it and this Agreement constitutes, and each such Agreed Form document when executed will constitute, binding obligations of the Buyer in accordance with its terms;

12.1.3

the execution and delivery of this Agreement and any of the Agreed Form documents to be executed by the Buyer and the performance of and compliance with its terms and provisions will not conflict with or result in a breach of, or constitute a default under, any agreement or arrangement to which the Buyer is a party or by which the Buyer is bound or of any court order or judgment that applies to or binds the Buyer or any of its property;

12.1.4

no consent, action, approval or authorisation of, and no registration, declaration, notification or filing with or to, any court or governmental or administrative authority is required to be obtained, or made, by the Buyer to authorise the execution or performance of this Agreement by the Buyer;

	12.1.5	the Buyer has available (subject only to Completion) the necessary cash resources to meet its payment obligations under this Agreement and each of the other Transaction Documents;

	12.1.6	the Buyer is purchasing the Sale Shares for itself beneficially and not wholly or partly as agent for any other person;

12.1.7

there is no agreement, arrangement or understanding (whether or not of a legally binding nature) for the Sale Shares (or any interest in the Sale Shares) or all or any part of the business or undertaking of the Company or any of the Subsidiaries to be sold, transferred or otherwise disposed to, or held for the benefit of any person other than the Buyer or a Permitted Nominee;

12.1.8

save as set out in Clause 5.5 and Schedule 6 of this Agreement, the Consideration Shares being delivered by the Buyer to the Sellers hereunder are and shall be duly authorized and validly issued, fully paid, nonassessable and shall be owned of record and beneficially by the Sellers free of all Encumbrances. The Consideration Shares will be issued in compliance with all applicable securities laws and other applicable laws and without contravention of any other person’s rights therein or with respect thereto. Subject to restrictions provided hereunder or under applicable law, the Sellers will receive good and marketable title to the Consideration Shares;

12.1.9

the Buyer has filed with and furnished to the SEC all reports, schedules, forms, certifications, prospectuses and registration, proxy and other statements required to be filed with or furnished to the SEC since January 1, 2015 (collectively, the “Buyer Reports”). As of their respective effective dates (in the case of the Buyer Reports that are registration statements filed pursuant to the requirements of applicable securities laws) and as of their respective SEC filing dates (in the case of all other Buyer Reports), and, if amended, as of the date of the last such amendment, the Buyer Reports complied in all material respects with the requirements of the securities laws applicable to such Buyer Reports, and none of the Buyer Reports as of such respective dates and, if amended, as of the date of the last such amendment, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are not outstanding or unresolved comments received from the SEC or its staff with respect to the Buyer Reports which would be material in the context of the Buyer’s obligations pursuant to the Transaction Documents.

	12.1.10	the authorized share capital of the Buyer consists of 175,000,000 ordinary shares, par value US$0.01 each, of which 66,699,411.25 are issued and outstanding;

12.1.11

in the period of three years ending on the date of this agreement, the Buyer, its directors and officers, and in the case of Anti-corruption Laws only (so far as the Buyer is aware) agents and employees for whose actions the Buyer may be liable (past and present), in the course of their respective duties, have complied in all material respects with all applicable laws and regulations, including Anti-corruption Laws, of the United States, the People’s Republic of China, the Cayman Islands or any foreign jurisdiction in which the Buyer Group carries on business; and

	12.1.12	each member of the Buyer Group maintains policies and procedures required to ensure compliance with applicable Anti-corruption Laws.

12.2

The Buyer’s Warranties shall be deemed to be repeated immediately before Completion by reference to the facts and circumstances then existing as if references in those warranties to the date of this Agreement were references to the Completion Date.

12.3	The Buyer’s Warranties are separate and independent and are not limited or restricted by reference to or inference from the terms of any other provision of this Agreement.

12.4	The Sellers shall have no right to rescind or terminate this Agreement whether before or after Completion by reason of a breach of any of the Buyer’s Warranties.

12.5

Upon any claim being made by a third party (for the avoidance of doubt, excluding the Buyer or any member of the Buyer Group) against any Seller after Completion relating to the affairs of any Group Company on or prior to Completion, the Buyer shall (or, as appropriate, shall procure that each relevant Group Company or other person concerned shall), subject to the Buyer being fully reimbursed by the relevant Seller for all out-of-pocket costs and expenses properly incurred by the Buyer or the Group Company, provide such information and assistance which such Seller may reasonably require to enable such Seller to deal with such third party claim, save where the Buyer (acting reasonably) considers that such provision of information and assistance (i) would cause undue disruption to the business and operations of any member of the Buyer Group; (ii) would prejudice legal privilege in any such documents; or (iii) would or might reasonably be expected to prejudice (other than in an immaterial respect) the legitimate interests of any member of the Buyer Group).

12.6

During the period of 12 months from Completion (the “Lock-up Period”), the Buyer shall be subject to the reporting requirements of, and shall have filed all required reports as applicable under, Section 13 or 15(d) of the Exchange Act. The Parties shall cooperate and the Buyer shall use all reasonable endeavours to ensure that the restrictive legend under Clause 10.10.6 of this Agreement on the Consideration Shares will be removed and the Buyer deliverable pursuant to the Buyer’s standard ADS conversion procedures for non-affiliates (the “ADS Conversion Procedure”) will be delivered to the depositary so that, upon each Seller’s delivery of the Seller deliverables pursuant to the ADS Conversion Procedure, the corresponding Consideration Shares can be converted into freely tradeable American depositary shares of the Buyer by the relevant Seller effective as of the expiration of the Lock-up Period, or as soon thereafter as such restrictions may be removed under applicable securities laws. The Buyer shall pay, or cause the waiver of, the depositary’s fees for delivery of such American depositary shares of the Buyer in connection with the conversion of the Consideration Shares.

13.	SELLERS’ REPRESENTATIVES

13.1

Each Seller irrevocably and unconditionally agrees that from the date of this Agreement, the Sellers’ Representatives shall be irrevocably appointed and authorised to act on behalf of that Seller vis-à-vis the Buyer (and its permitted assignees and successors) and carry out the Sellers’ Representatives’ duties contained in this Agreement and for such other purposes as may be agreed in writing between the Parties.

13.2	The Sellers shall procure that the Buyer shall be promptly notified in writing at least ten Business Days prior to any replacement of a Sellers’ Representative.

13.3	The Sellers’ Representatives may take any and all actions, and make any decisions, required or permitted to be taken by the Sellers’ Representatives under this Agreement, including the power to:

	13.3.1	receive notices, documents and information on behalf of any of the Sellers under any Transaction Document;

13.3.2

provide comments on any documents relating to the Transaction (other than a Transaction Document), and any subsequent revision and amendments thereto and to confirm the status of such documents as being in Agreed Form; and

	13.3.3	take all actions necessary in the judgement of the Sellers’ Representatives for the accomplishment of the foregoing.

13.4	The Sellers expressly agree:

	13.4.1	that the Sellers’ Representatives shall act in their sole discretion with respect to the taking of any action required of the Sellers’ Representatives pursuant to the terms of this Agreement;

13.4.2

that the Sellers shall be irrevocably and unconditionally bound by the actions taken by the Sellers’ Representatives pursuant to Clause 13.3, irrespective of any failure by the Sellers’ Representatives to comply with any procedure which is (or may in the future be) put in place to govern the representation of the Sellers by the Sellers’ Representatives;

13.4.3

not to bring any action or claim against the Sellers’ Representatives in connection with their appointment as Sellers’ Representatives and/or in relation to any action with the Sellers’ Representatives have taken or omitted to take in the past or may in the future take or omit to take in their capacity as Sellers’ Representatives, except in the case of fraud or dishonesty; and

13.4.4

to indemnify and keep indemnified the Sellers’ Representatives from all losses, costs, damages, expenses (including professional fees) and any other liabilities that may be incurred by them as a result of the performance of their duties, functions and role as the Sellers’ Representatives under this Agreement, provided that the Sellers’ Representatives shall not be entitled to indemnification in respect of any matter where their actions or inactions are fraudulent, it being expressly agreed by the Sellers that any alleged breach of the provisions of this Clause 13.4 or any other provision or understanding (whether written or not and whether approved by all Sellers or not) relating to the representation of the Sellers by the Sellers’ Representatives shall have no impact on the authority and appointment of a Sellers’ Representative under this Agreement and (unless replaced in accordance with the terms of this Agreement), the Sellers’ Representatives shall continue to bind all the Sellers by taking any of the actions set out in this Clause 13.

13.5

The Sellers and the Buyer agree that the Sellers’ Representatives shall have no liability whatsoever to the Parties in relation to the exercise of powers and authorities included in this Clause 13 save in the case of fraud or fraudulent misrepresentation.

14.	CONFIDENTIALITY AND ANNOUNCEMENTS

14.1

Each of the Sellers severally undertake to the Buyer that he, she or it will not at any time after Completion make use of, disclose or cause unauthorised disclosure to any person of any Confidential Information unless:

	14.1.1	authorised by the Buyer in writing;

	14.1.2	in the case of a Management Seller, in accordance with the normal course of employment with the Group;

	14.1.3	the information has come into the public domain through no fault of that Seller or any of its Connected Persons;

	14.1.4	otherwise required by law or any competent governmental or regulatory organisation;

	14.1.5	disclosed on a strictly confidential basis to a professional advisers for the purpose of advising the Sellers; or

14.1.6

the Institutional and Other Non Management Sellers are required to disclose such information to their existing or potential investors and existing or potential limited partners PROVIDED that such investors and limited partners are subject to the same confidentiality undertakings as the relevant Institutional and Other Non Management Seller under this Agreement.

14.2

The Sellers’ Representatives and the Buyer agree the Press Announcement to be released on the date of this Agreement. The Sellers and the Buyer agree that each Seller and the Buyer shall be entitled to make or send out a press or any other public announcement in respect of the sale and purchase of the Group without the text of such announcement receiving the prior written approval of the Buyer or the Sellers’ Representatives (as applicable) only to the extent that such announcement contains information set out in the Press Announcement.

14.3	The Sellers and the Buyer agree that the prior written consent of the other Parties shall not be required in respect of any public announcement, communication or circular:

	14.3.1	to a professional adviser in connection with advice relating to the interpretation of this Agreement or proceedings relating to the enforcement of the terms of this Agreement;

	14.3.2	required to be made by virtue of the regulations of the FCA and any successor bodies, the UKLA, the LSE or the Panel on Takeovers and Mergers, the SEC or the European Commission or Nasdaq;

	14.3.3	required to be disclosed by law or the relevant accounting rules and standards in any annual reports and/or corporate documents prepared in the ordinary course of its business;

14.3.4

by the Institutional and Other Non Management Sellers to investors or potential investors in their funds and existing or potential limited partners (including the internal rate of return and money multiple on their investments in the Group), provided that such information is restricted only to information of a nature ordinarily and usually provided by the Institutional and Other Non Management Sellers to investors or potential investors and existing or potential limited partners in their funds and disclosure takes place in accordance with Clause 14.1.6; or

14.3.5

by the Institutional and Other Non Management Sellers in respect of the realisation of their investment in the Company provided that such announcements contain information disclosed in the Press Announcement and the amount of the return to the Institutional and Other Non Management Sellers,

provided that any public announcement, communication or circular pursuant to sub-Clauses 14.3.1 and 14.3.3 shall be permitted only to the extent required and, to the extent permitted by applicable law, after consultation with the Buyer (in the case of intended disclosure by a Seller) or the Sellers’ Representatives (in the case of intended disclosure by the Buyer) and the Party intending to disclose the Confidential Information shall take into account, and to the extent possible, not take any action in contravention of, the reasonable comments or requests of such other Party.

15.	COSTS

15.1	Subject always to Clause 15.2, each party to this Agreement will bear its own costs and expenses relating to the negotiation, preparation, execution and implementation of this Agreement.

15.2

The Parties acknowledge and agree that the Company shall bear the reasonable costs and expenses of the professional advisers disclosed to the Buyer in writing prior to the date of this Agreement, engaged in relation to the Transaction Documents and all matters contemplated thereto.

15.3	For the avoidance of doubt, the Buyer will pay any stamp duty in relation to the transfer of the Sale Shares (and any other shares transferred pursuant to the Transaction Documents).

16.	SET OFF AND PAYMENTS

16.1

All payments made under this Agreement, or any of the documents referred to in it, shall be made free and clear from any set-off, counterclaim or other withholding or deduction of any nature whatsoever except where any such set-off, counterclaim, withholding or deduction is required by law.

16.2

If any Party is required by law to make a deduction or withholding from any payment made pursuant to this Agreement (other than any payment to the Sellers of any part of the consideration for the Sale Shares) or if any payment made pursuant to this Agreement (other than a payment to the Seller of any part of the consideration for the Sale Shares) is subject to Tax in the hands of the payee (ignoring for these purposes the availability of any relief, loss, allowance, credit, exemption, deduction or set off, or any right to repayment of Tax), the paying Party shall be obliged to pay such sum as will, after the making of such withholding or deduction or after such Tax, leave the recipient Party of the payment with the same amount as it would have received had no deduction or withholding been made or had the payment not been subject to Tax.

16.3

Unless otherwise expressly stated in this Agreement, all payments to be made under this Agreement shall be made in immediately available funds sterling by electronic transfer on the due date for payment to such account as the receiving Party directs by notice to the paying Party.

17.	NOTICES

17.1

Any notice or other communication given in connection with this Agreement will be in writing and will be delivered personally or sent by pre-paid first class post (or air mail if overseas), in the case of the Sellers to the recipient’s address set out in Schedule 1 or, in the case of the Buyer, to the Buyer’s address set out in Clause 17.3 and, in the case of the Sellers’ Representatives, to the address set out in Clause 17.4 or to any other address which the recipient has notified in writing to the sender received not less than seven (7) Business Days before the notice was despatched.

17.2	A notice or other communication is deemed given:

	17.2.1	if delivered personally, upon delivery at the address provided for in Clause 17.1; or

	17.2.2	if sent by pre-paid first class post (other than air mail), on the second Business Day after posting it; or

	17.2.3	if sent by air mail, on the sixth Business Day after posting it,

provided that, if it is delivered personally on a day which is not a Business Day or after 4.00 p.m. (in the place of delivery) on a Business Day, it will instead be deemed to have been given or made on the next Business Day.

17.3	The address for the Buyer referred to in Clause 17.1 is:

	To:	Ctrip.com International, Ltd.

	Address:	968 Jin Zhong Road, Shanghai 200335, People’s Republic of China

	For the attention of:	Xiaofan Wang, Chief Financial Officer

With a copy (which shall not constitute, or be essential for valid, notice) to:

	To:	Skadden, Arps, Slate, Meagher & Flom (UK) LLP

	Address:	40 Bank Street, London E14 5DS, United Kingdom

	For the attention of:	John Adebiyi

17.4	The address for the Sellers’ Representatives referred to in Clause 17.1 is:

	To:	Calum Paterson and Carolyn Jameson

	Address:	Skyscanner Holdings Limited at Quartermile One, 15 Lauriston Place, Edinburgh EH3 9EN

	For the attention of:	Calum Paterson and Carolyn Jameson

With a copy (which shall not constitute, or be essential for valid, notice) to:

	To:	Pinsent Masons LLP

	Address:	Third Floor, Quay 2, 139 Fountainbridge, Edinburgh, United Kingdom

	For the attention of:	Alan Diamond and Rosalie Chadwick

17.5	The provisions of this Clause 17 will not apply, in the case of service of court documents, to the extent that such provisions are inconsistent with the Civil Procedure Rules.

18.	POWER OF ATTORNEY

18.1

With effect on and from Completion, each of the Sellers irrevocably appoints the Buyer or a Permitted Nominee nominated by the Buyer (the “Attorney”) as its true and lawful attorney with authority on his/her/its behalf and in his/her/its name for the purpose of exercising any rights, privileges or duties attaching to the Sale Shares previously held by that Seller and for such purpose to do all such acts and things and to execute all such deeds and other documents as the Attorney shall, in its absolute discretion, consider necessary or desirable, including but not limited to receiving notices of and attending and voting at all meetings of the members of the Company and voting on and passing any shareholder resolution.

18.2

Each of the Sellers irrevocably undertakes to the Buyer that, for as long as he/she/it remains the registered holder of any Sale Shares after Completion held by him/her/it prior to Completion, the Seller shall:

18.2.1

hold such Sale Shares registered in his/her/its name and any dividends and other moneys or assets paid or distributed in respect of it which are referable to any period following Completion and all rights arising out of or in connection with it from Completion in trust for the Attorney;

18.2.2

not exercise any of the rights, powers and privileges attaching to the Sale Shares or otherwise which are capable of being exercised by the registered holder of the Sale Shares without the prior express written consent of the Attorney; and

	18.2.3	act promptly in accordance with the Attorney’s instructions in relation to any rights exercisable or anything received by the Seller in the Seller’s capacity as registered holder of the Sale Shares.

18.3	Each of the Sellers undertakes to ratify and confirm everything the Attorney shall lawfully do or cause to be done in pursuance of the power of attorney granted by that Seller pursuant to Clause 18.1.

18.4	Each of the Sellers hereby declares that the power of attorney granted by that Seller pursuant to Clause 18.1 shall be irrevocable but shall expire upon the earlier of:

	18.4.1	the registration of the Attorney as the holder of the Sale Shares previously held by that Seller in the register of members of the Company; and

	18.4.2	with respect to:

	(a)	the Management Sellers, two months following the date of Completion and,

(b)

the Institutional and Other Non Management Sellers, 30 days following the date of Completion, subject to HMRC stamping the stock transfer forms with respect to the Sale Shares on a timely basis or, in the event of a delay in stamping by HMRC (and provided the Buyer has submitted the stock transfer forms for stamping promptly after Completion), the Business Day following the date on which such stamping takes place.

18.5

Each Seller declares that a person who deals with the Attorney in good faith may accept a written statement signed by the Attorney to the effect that the power of attorney granted by that Seller pursuant to Clause 18.1 has not been revoked as conclusive evidence of that fact. No person or corporation having dealings with the Attorney under the power of attorney granted by that Seller pursuant to Clause 18.1 shall be under any obligation to make any enquiries as to whether the power to act hereunder has arisen and all lawful acts hereunder shall be valid and binding upon such Seller.

19.	TERMINATION RIGHTS

19.1	If this Agreement terminates pursuant to Clauses 4.6 and 7.3 the rights and obligations of the Buyer and Sellers shall cease immediately on termination save for:

	19.1.1	each Party’s accrued rights and obligations at the date of termination; and

19.1.2

the provisions of Clauses 1 (Definitions and Interpretation), 13 (Sellers’ Representatives), 15 (Costs), 17 (Notices), 21 (Entire Agreement), 22 (Invalidity), 24 (Variation and Waiver), 25 (Assignment), 26 (Contracts (Rights of Third Parties) Act 1999), 27 (Counterparts), 29 (Law and Jurisdiction) and 30 (Service Process) which shall remain in full force and effect.

19.2

Save as set out in Clauses 4.6 and 7.3, neither the Sellers nor the Buyer shall have any right (whether under the common law or otherwise, save as a result of fraud) before, on or after Completion, to rescind or terminate or fail to perform this Agreement and shall not be entitled to treat the Sellers or the Buyer as having repudiated this Agreement.

20.	FURTHER ASSURANCE

Each Party shall, and shall use all reasonable endeavours to, and to procure that any necessary third party shall, promptly execute and deliver such documents and perform such acts as the other Party/ies may reasonably require for the purpose of giving full effect to this Agreement and any other Transaction Document.

21.	ENTIRE AGREEMENT

21.1

This Agreement and the other Transaction Documents constitutes the entire agreement between the Parties and supersede and extinguish all previous discussions, correspondence, negotiations, drafts, agreements, promises, assurances, warranties, representations, arrangements and understandings between them, whether written or oral, relating to its subject matter.

21.2

Each Party acknowledges that in entering into this Agreement, it does not rely on, and shall have no remedies in respect of, any statement, representation, assurance or warranty (whether made innocently or negligently) that is not set out in this Agreement or any of the other Transaction Documents.

21.3	Nothing in this Clause 21 shall limit or exclude any liability for fraud or fraudulent misrepresentation.

22.	INVALIDITY

If any provision of this Agreement is held to be unenforceable or illegal, in whole or in part, such provision or part shall to that extent be deemed not to form part of this Agreement but the validity and enforceability of the remainder of this Agreement shall remain unaffected and the Parties shall use all reasonable endeavours to replace such a provision with a valid and enforceable substitute provision which carries out, as closely as possible, the intentions of the Parties under this Agreement.

23.	EFFECT OF COMPLETION

This Agreement (and in particular the Sellers’ Warranties) in so far as any of its provisions remain to be, or are capable of being, performed or observed, shall remain in full force and effect after Completion.

24.	VARIATION AND WAIVER

24.1

No variation of this Agreement shall be effective unless it is in writing (which, for this purpose, does not include email) and signed by or on behalf of each of the Parties. The expression “variation” shall, in each case, include any variation, supplement, deletion or replacement however effected.

24.2

The failure by the Buyer or the Sellers to exercise or delay in exercising any right or remedy under this Agreement shall not constitute a waiver of the right or remedy or a waiver of any other rights or remedies the Buyer or the Sellers (as applicable) may otherwise have and no single or partial exercise of any right or remedy under this Agreement shall prevent any further exercise of the right or remedy or the exercise of any other right or remedy.

24.3

Any waiver or any right or default hereunder shall be effective only in the instance given and will not operate as or imply a waiver of any other or similar right, claim or default on any subsequent occasion. No waiver of this Agreement or of any provision hereof will be effective unless it is in writing and signed by the Party against whom such waiver is sought to be enforced.

25.	ASSIGNMENT

25.1

Except as provided in Clause 25.2, no Party may transfer, declare a trust of the benefit of or in any other way alienate any of its rights under this Agreement whether in whole or in part without the prior written consent of the other Parties. Any purported assignment in contravention of this Clause 25 shall be void.

25.2

The Buyer may at any time and on more than one occasion assign (and create any Encumbrance over) its rights (but not its obligations) whether in full or in part under this Agreement or any other Transaction Document to:

25.2.1

any member of the Buyer Group (provided that if such assignee ceases to be a member of the Buyer Group, such assignee shall re-assign such rights under this Agreement (whether assigned to it in full or in part) back to the Buyer immediately prior to such cessation); or

25.2.2

its financial institutions, lenders or banks as security for any financing or refinancing or other banking, financing or related facilities in respect of or in connection with any transactions contemplated by this Agreement or the other Transaction Document and such rights may further be assigned to any other financial institution by way of security for the borrowings made under such agreement or to any person entitled to enforce any such security, provided that each Seller’s liability to any such assignee in respect of any rights assigned pursuant to this Clause 25.2 shall not be greater than if such assignment had never occurred.

25.3	Within five Business Days after any assignment in accordance with Clause 25.2, the Buyer shall give written notice of the assignment to the Sellers’ Representative, such notice to contain details of the assignment or Encumbrance reasonably available to the Buyer, including (without limitation) the identity of the assignee.

26.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

26.1

Subject to Clause 26.2, a person who is not a party to this Agreement (a “Third Party”) shall have no rights under the Contracts (Rights of Third Parties) Act 1999 to rely upon or enforce any term of this Agreement provided that this does not affect any right or remedy of the Third Party which exists or is available apart from that Act. No party may declare itself as a trustee of the rights under this Agreement for the benefit of any Third Party save as expressly provided in this Agreement.

26.2	The Company shall be entitled to enforce the provisions of Clauses 9.1 to 9.5 and the Transaction Solicitors shall be entitled to enforce the provisions of Clause 7.4.

26.3

Notwithstanding the provisions of Clause 26.2 or any benefits conferred by this Agreement on any Third Party by virtue of the Contracts (Rights of Third Parties) Act 1999, the Parties may amend, vary, waive, terminate or rescind this Agreement at any time and in any way without the consent of any Third Party.

27.	COUNTERPARTS

This Agreement may be executed in any number of counterparts and by the Parties to it on separate counterparts, each of which when executed and delivered will be an original, but all the counterparts will together constitute one and the same agreement.

28.	RIGHTS CUMULATIVE WITH THOSE AT LAW

The powers, rights and remedies of the Parties under this Agreement are in addition to and not exclusive of any other powers, rights or remedies provided by law.

29.	LAW AND JURISDICTION

29.1

This Agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes and claims) are governed by, and shall be construed in accordance with, English law.

29.2

The Parties hereby submit to the exclusive jurisdiction of the High Court of England and Wales in relation to any matter, dispute or claim arising out of or in connection with this Agreement, its implementation or effect or in relation to its existence or validity (including non-contractual disputes or claims).

30.	SERVICE OF PROCESS

30.1	In relation to this Agreement:

	30.1.1	the Buyer appoints Travelfusion Limited of Unit 3.01, The Wenlock Building, 50-52 Wharf Road, London N1 7EU, United Kingdom;

30.1.2

subject to Pulau Dinawan Investments Limited adhering to this Agreement, Pulau Dinawan Investments Limited appoints Khazanah Europe Investment Limited, of Level 22, 32 London Bridge Street, London SE1 9SG;

	30.1.3	Islay Sky SARL hereby appoints Vitruvian Worldwide Limited of 105 Wigmore Street, London W1U1QY;

30.1.4

Sequoia Capital Global Growth Fund LP, Sequoia Capital Global Growth Principals Fund LP and SC US GF V Holdings Ltd each hereby appoint Skyscanner Holdings Limited of Suite 7-001, 1 Fore Street, London EC2Y 5EJ; and

	30.1.5	subject to Yahoo Japan Corporation adhering to this Agreement, Yahoo Japan Corporation hereby appoints Skyscanner Holdings Limited of Suite 7-001, 1 Fore Street, London EC2Y 5EJ,

(each such appointee or any replacement agent appointed pursuant to Clause 30.2, the “Agent”) to be its agent for the receipt of service of Service Documents. Each Party agrees that any Service Documents may be effectively served on it in connection with any proceedings in England and Wales by service on its Agent effected in any manner permitted at that time by the Civil Procedure Rules of England and Wales, save that the Parties agree that service shall not be permitted by e-mail.

30.2

If an Agent at any time ceases for any reason to act as such for a Party, the appointing Party shall appoint a replacement Agent having an address for service in England or Wales and shall promptly notify the other Parties of the name and address of the replacement Agent. Failing such appointment and notification, any other Party shall be entitled, by notice to that appointing Party, to appoint a replacement Agent to act on its behalf. The provisions of this Clause 30 applying to service on an Agent apply equally to service on a replacement Agent.

30.3

A copy of any Service Document served on an Agent shall also be sent directly to the appointing Party in accordance with the provisions of Clause 17 (Notices) above. Failure or delay in so doing shall not prejudice the effectiveness of the service of the Service Document.

EXECUTED AS A DEED by or on behalf of the Parties on the date which first appears on this Deed.

SCHEDULE 1

THE SELLERS

PART 1

MANAGEMENT SELLERS

(1) Name and address of registered and beneficial owner	(2) Number of shares and Class of Shareholding (at exchange, prior to exercise of any share options and excluding SIP Shares)	(3) Number of share options held (and which are to be exercised between exchange and completion)	(4) Number and Class of Sale Shares	(5) Cash Consideration	(6) Number of Consideration Shares	(7) Number of Loan Notes	(8) Option Exercise Amount	(9) PAYE Reimbursement Amount
Gareth John Williams 28 Inverleith Place, Edinburgh EH3 5QB	944,601 Ordinary Shares 42,500 C2 Shares 13,000 C4 Shares 2,898 C8 Shares 11,625 C10 Shares	option in respect of 75,877 Ordinary Shares (EMI tranche 7)	1,020,478 Ordinary Shares 42,500 C2 Shares 13,000 C4 Shares 2,898 C8 Shares 11,625 C10 Shares	£114,994,187.90	1,068,866	N/A	£350,551.74	N/A

(1) Name and address of registered and beneficial owner	(2) Number of shares and Class of Shareholding (at exchange, prior to exercise of any share options and excluding SIP Shares)	(3) Number of share options held (and which are to be exercised between exchange and completion)	(4) Number and Class of Sale Shares	(5) Cash Consideration	(6) Number of Consideration Shares	(7) Number of Loan Notes	(8) Option Exercise Amount	(9) PAYE Reimbursement Amount
Gareth John Williams, Thomas Edward Williams and Lisa Jane Williams as trustees of the Gareth Williams Family Trust c/o Morton Fraser, Quartermile Two, 2 Lister Square, Edinburgh EH3 9GL	342,570 Ordinary Shares	N/A	342,570 Ordinary Shares	£24,886,417.90	693,955	N/A	N/A	N/A

(1) Name and address of registered and beneficial owner	(2) Number of shares and Class of Shareholding (at exchange, prior to exercise of any share options and excluding SIP Shares)	(3) Number of share options held (and which are to be exercised between exchange and completion)	(4) Number and Class of Sale Shares	(5) Cash Consideration	(6) Number of Consideration Shares	(7) Number of Loan Notes	(8) Option Exercise Amount	(9) PAYE Reimbursement Amount
Mark Logan Flat 2, 2 Park Circus Place, Glasgow G3 6AN	12,750 C2 Shares 8,500 C4 Shares 15,000 C8 Shares 11,625 C10 Shares	option in respect of 78,378 Ordinary Shares (EMI tranche 7)	78,378 Ordinary Shares 12,750 C2 Shares 8,500 C4 Shares 15,000 C8 Shares 11,625 C10 Shares	£9,180,013.09	55,809	£3,321,003.58	£362,106.36	N/A
Bryan Dove 15a Shepherd Market, London W1J 7PH	43,877 C8 Shares 8,715 C10 Shares	N/A	43,877 C8 Shares 8,715 C10 Shares	First instalment amount - £2,072,299.18 Second instalment amount - £ £749,745.78	12,598	N/A	N/A	N/A

(1) Name and address of registered and beneficial owner	(2) Number of shares and Class of Shareholding (at exchange, prior to exercise of any share options and excluding SIP Shares)	(3) Number of share options held (and which are to be exercised between exchange and completion)	(4) Number and Class of Sale Shares	(5) Cash Consideration	(6) Number of Consideration Shares	(7) Number of Loan Notes	(8) Option Exercise Amount	(9) PAYE Reimbursement Amount
Stuart Middleton 11 Perth Road, Milnathort, Near Kinross KY13 9XU	1,000 C2 Shares 310 C4 Shares 1,202 C8 Shares 5,736 C10 Shares	option in respect of 3,236 Ordinary Shares (EMI tranche 6) option in respect of 7,125 Ordinary Shares (EMI tranche 7)	10,361 Ordinary Shares 1,000 C2 Shares 310 C4 Shares 1,202 C8 Shares 5,736 C10 Shares	£1,194,303.97	7,260	£432,072.76	£39,907.26	N/A

(1) Name and address of registered and beneficial owner	(2) Number of shares and Class of Shareholding (at exchange, prior to exercise of any share options and excluding SIP Shares)	(3) Number of share options held (and which are to be exercised between exchange and completion)	(4) Number and Class of Sale Shares	(5) Cash Consideration	(6) Number of Consideration Shares	(7) Number of Loan Notes	(8) Option Exercise Amount	(9) PAYE Reimbursement Amount
Carolyn Jameson 27 Dean Street, Edinburgh EH4 1LN	1,275 C1 Shares 1,766 C4 Shares 6,500 C8 Shares 11,625 C10 Shares	option over 8,615 Ordinary Shares (unapproved option)	8,615 Ordinary Shares 1,275 C1 Shares 1,766 C4 Shares 6,500 C8 Shares 11,625 C10 Shares	£1,506,803.96	9,161	£544,673.84	£1.00	£586,869.78
Ruth Chandler 7 Tranter Road, Aberlady EH32 0UE	772 C4 Shares 3,975 C8 Shares 5,000 C10 Shares	option over 3,968 Ordinary Shares (unapproved option)	3,968 Ordinary Shares 772 C4 Shares 3,975 C8 Shares 5,000 C10 Shares	£681,594.39	4,146	£246,290.74	£1.00	£270,307.77

(1) Name and address of registered and beneficial owner	(2) Number of shares and Class of Shareholding (at exchange, prior to exercise of any share options and excluding SIP Shares)	(3) Number of share options held (and which are to be exercised between exchange and completion)	(4) Number and Class of Sale Shares	(5) Cash Consideration	(6) Number of Consideration Shares	(7) Number of Loan Notes	(8) Option Exercise Amount	(9) PAYE Reimbursement Amount
Colin McLellan 39 Cooper Avenue, Carluke ML8 5US	1,385 C4 Shares 1,563 C8 Shares 5,736 C10 Shares	option over 3,668 Ordinary Shares (unapproved option)	3,668 Ordinary Shares 1,385 C4 Shares 1,563 C8 Shares 5,736 C10 Shares	£596,686.49	3,633	£215,515.29	£1.00	£249,871.23

PART 2

INSTITUTIONAL AND OTHER NON MANAGEMENT SELLERS

(1) Name and address of registered and beneficial owner	(2) Number and Class of Shareholding	(3) Number of share options held	(4) Number and Class of Sale Shares	(5) Cash Consideration	(6) Number of Consideration Shares	(7) Number of Loan Notes	(8) Option Exercise Amount	(9) PAYE Reimbursement Amount
SEP III 17 Blythswood Square, Glasgow G2 4AD	3,230,605 A Ordinary Shares	N/A	3,230,605 A Ordinary Shares	£441,898,508.99	863,854	N/A	N/A	N/A
Sequoia Capital Global Growth Fund LP 3000 Sand Hill Road, 4-250 Menlo Park, CA 94025, USA	322,964 A Ordinary Shares	N/A	322,964 A Ordinary Shares	N/A	1,308,478	N/A	N/A	N/A
Sequoia Capital Global Growth Principals Fund LP 3000 Sand Hill Road, 4-250 Menlo Park, CA 94025, USA	9,372 A Ordinary Shares	N/A	9,372 A Ordinary Shares	N/A	37,970	N/A	N/A	N/A

(1) Name and address of registered and beneficial owner	(2) Number and Class of Shareholding	(3) Number of share options held	(4) Number and Class of Sale Shares	(5) Cash Consideration	(6) Number of Consideration Shares	(7) Number of Loan Notes	(8) Option Exercise Amount	(9) PAYE Reimbursement Amount
SC US GF V Holdings Ltd Codan Trust Company (Cayman) Limited, Hutchins Drive, PO Box 2681, Grand Cayman KY1-1111, Cayman Islands	664,673 A Ordinary Shares	N/A	664,673 A Ordinary Shares	N/A	2,692,901	N/A	N/A	N/A
Scottish Mortgage Investment Trust PLC (acting through Baillie Gifford & Co, its agent) Calton Square, 1 Greenside Row, Edinburgh EH1 3AN	96,013 Ordinary Shares	N/A	96,013 Ordinary Shares	£13,949,964.34	N/A	N/A	N/A	N/A
Edinburgh Worldwide Investment Trust PLC (acting through Baillie Gifford & Co, its agent) Calton Square, 1 Greenside Row, Edinburgh EH1 3AN	19,594 Ordinary Shares	N/A	19,594 Ordinary Shares	£2,846,860.33	N/A	N/A	N/A	N/A

(1) Name and address of registered and beneficial owner	(2) Number and Class of Shareholding	(3) Number of share options held	(4) Number and Class of Sale Shares	(5) Cash Consideration	(6) Number of Consideration Shares	(7) Number of Loan Notes	(8) Option Exercise Amount	(9) PAYE Reimbursement Amount
Vanguard Variable Insurance Funds (acting through Baillie Gifford Overseas Limited, its agent) Calton Square, 1 Greenside Row, Edinburgh EH1 3AN	41,148 Ordinary Shares	N/A	41,148 Ordinary Shares	£5,978,493.88	N/A	N/A	N/A	N/A
Vanguard World Fund (acting through Baillie Gifford Overseas Limited, its agent) Calton Square, 1 Greenside Row, Edinburgh EH1 3AN	366,415 Ordinary Shares	N/A	366,415 Ordinary Shares	£53,237,334.35	N/A	N/A	N/A	N/A
Islay Sky SARL 7 A Rue Robert Stumper, L-2557, Luxembourg	243,979 Ordinary Shares	N/A	243,979 Ordinary Shares	£17,724,226.40	494,238	N/A	N/A	N/A
SR Consulting & Design Limited Leigh Saxton Green LLP, Mutual House, 70 Conduit Street, London, England, W1S 2GF	950 Ordinary Shares	N/A	950 Ordinary Shares	£69,013.92	1,924	N/A	N/A	N/A

(1) Name and address of registered and beneficial owner	(2) Number and Class of Shareholding	(3) Number of share options held	(4) Number and Class of Sale Shares	(5) Cash Consideration	(6) Number of Consideration Shares	(7) Number of Loan Notes	(8) Option Exercise Amount	(9) PAYE Reimbursement Amount
Yahoo Japan Corporation Midtown Tower 9-7-1, Akasaka, Minato-ku, Tokyo, 107-6211, Japan	98,265 Ordinary Shares	N/A	98,265 Ordinary Shares	£14,277,162.94	N/A	N/A	N/A	N/A
Artemis Strategic Assets Fund (as beneficial owner) and Chase Nominees Limited (A/C Artemis) (as registered owner) Cassini House, 57 St James’s Street, London SW1A 1LD	48,985 Ordinary Shares	N/A	48,985 Ordinary Shares	£7,117,150.84	N/A	N/A	N/A	N/A
Pulau Dinawan Investments Limited Brumby Centre, Lot 42, Jalan Muhibbah, 87000 Labuan F.T., Malaysia (c/o Khazanah Nasional Berhad, Petronas Twin Towers, Level 33, Tower 2, 50088 Kuala Lumpur, Wilayah Persekutuan, Malaysia)	342,901 Ordinary Shares	N/A	342,901 Ordinary Shares	£49,820,927.60	N/A	N/A	N/A	N/A

(1) Name and address of registered and beneficial owner	(2) Number and Class of Shareholding	(3) Number of share options held	(4) Number and Class of Sale Shares	(5) Cash Consideration	(6) Number of Consideration Shares	(7) Number of Loan Notes	(8) Option Exercise Amount	(9) PAYE Reimbursement Amount
Bonamy Charles Grimes Redhouse, Grove Road, Brockdish, Norfolk IP21 4JP	299,450 Ordinary Shares	option over 12,492 Ordinary Shares	311,942 Ordinary Shares	£45,322,818.53	N/A	N/A	£57,713.04	£822,758.18
Juliet Grimes Redhouse, Grove Road, Brockdish, Norfolk IP21 4JP	552,567 Ordinary Shares	N/A	552,567 Ordinary Shares	£80,283,815.16	N/A	N/A	N/A	N/A
Mr Bonamy Charles Grimes and Mrs Juliet Grimes as trustees of the Grimes Family Trust Redhouse, Grove Road, Brockdish, Norfolk IP21 4JP	60,207 Ordinary Shares	N/A	60,207 Ordinary Shares	N/A	243,927	N/A	N/A	N/A
Barry James Smith 7 Longcroft Avenue, Harpenden, Hertfordshire AL5 2RB	312,535 Ordinary Shares	N/A	312,535 Ordinary Shares	£45,408,976.96	N/A	N/A	N/A	N/A

(1) Name and address of registered and beneficial owner	(2) Number and Class of Shareholding	(3) Number of share options held	(4) Number and Class of Sale Shares	(5) Cash Consideration	(6) Number of Consideration Shares	(7) Number of Loan Notes	(8) Option Exercise Amount	(9) PAYE Reimbursement Amount
Mr Barry James Smith and Mrs Joanne Smith as trustees of the Smith Family Trust 7 Longcroft Avenue, Harpenden, Hertfordshire AL5 2RB	22,085 Ordinary Shares	N/A	22,085 Ordinary Shares	N/A	89,477	N/A	N/A	N/A
Julian Pancholi 7 Westmoreland Road, London SW13 9RZ	27,028 Ordinary Shares 100 C4 Shares	option over 8,766 Ordinary Shares (unapproved option)	35,794 Ordinary Shares 100 C4 Shares	£5,208,476.64	N/A	N/A	£40,498.92	£577,026.99
Nitro Ventures Limited 54 Claredon Road, Watford, Hertfordshire WD17 1DU	223,253 Ordinary Shares	N/A	223,253 Ordinary Shares	£27,360,603.09	141,554	N/A	N/A	N/A
Ray Nolan 49 Abington, Malahide, County Dublin, Ireland	168,580 Ordinary Shares	N/A	168,580 Ordinary Shares	£22,876,877.98	45,077	N/A	N/A	N/A
Lara Bayley Crownerland Farm, Muiravonside, Linlithgow EH49 6LN	7,904 Ordinary Shares	N/A	7,904 Ordinary Shares	£1,072,548.89	2,115	N/A	N/A	N/A

SCHEDULE 2

EXCHANGE

PART 1

EXCHANGE OBLIGATIONS OF THE SELLERS

1.            At exchange:

1.1          each Seller shall deliver to the Buyer a copy of this Agreement duly executed by him or it;

1.2          the Management Sellers shall deliver to the Buyer:

1.2.1         a copy of the Warranty Deed signed by each of the Management Sellers;

1.2.2         a copy of the Disclosure Letter signed by each of the Management Sellers; and

1.2.3         a memory stick containing the Data Room.

1.3          the Sellers shall deliver as evidence of the authority of any person signing any Transaction Document a copy of the duly executed power of attorney (in Agreed Form to the extent not executed prior to the date of this Agreement or otherwise in a form reasonably satisfactory to the Buyer) or other evidence of authority, reasonably satisfactory to the Buyer, under which any Transaction Document has been or is to be executed by any Seller;

1.4          any Seller that is a corporate entity shall deliver, in respect of itself, a copy of a board resolution or minutes of a meeting duly convened of that Seller, or other evidence of authority, reasonably satisfactory to the Buyer, authorising the execution of and performance by that Seller of its obligations under this Agreement, each other Transaction Document to which such Seller is expressed to be a party and each of the documents in the Agreed Form to which such Seller is expressed to be a party;

1.5          the Management Sellers shall procure that the Company shall issue to employees of the Group letters in the Agreed Form setting out the terms of, and each employee’s conditional award under, the Retention Cash Bonus Arrangements, which letters will also refer to the Additional Performance Bonus Arrangements (but, for the avoidance of doubt, shall not specify the amount of any employee’s conditional award thereunder).

PART 2

EXCHANGE OBLIGATIONS OF THE BUYER

1.            At exchange, the Buyer shall:

1.1          deliver to the Sellers:

1.1.1       a copy of a resolution or minutes of a meeting duly convened by the Buyer’s board of directors (or an authorised committee of such board) authorising execution of this Agreement and the other Transaction Documents to which the Buyer is expressed to be a party;

1.1.2       a counterpart of this Agreement duly executed by the Buyer;

1.1.3       a counterpart of the Disclosure Letter signed by the Buyer;

1.1.4       a counterpart of the Incentive Arrangements Agreement;

1.1.5       a counterpart of the Warranty Deed signed by the Buyer;

1.2          procure, to the extent it is able to do, (in conjunction with the Company) that the SIP Participant Offer Document and related communication to the SIP Participants and the SIP Equivalent Participants are issued to the intended recipients thereof;

1.3          procure, to the extent it is able to do, (in conjunction with the Company) that the Minority Offer Document is issued to the Minority Shareholders and that the personalised forms of acceptance relating thereto are made available to the Minority Shareholders;

SCHEDULE 3

SELLERS’ WARRANTIES

1.           TITLE

1.1         Each of the Sellers warrants to the Buyer that:

1.1.1       it is the sole legal and beneficial owner of the Shares set out next to its name in column 2 of Part 1 of Schedule 1 and column 2 of Part 2 of Schedule 1 (and in the case of Artemis Strategic Assets Fund that it is the beneficial owner and that Chase Nominees is the registered owner of such Shares); and

1.1.2       it is the sole legal and beneficial owner of the Sale Shares set out next to its name in column 4 of Part 1 of Schedule 1 and column 4 of Part 2 of Schedule 1 (and in the case of Artemis Strategic Assets Fund that it is the beneficial owner and that Chase Nominees is the registered owner of such Sale Shares); and

1.1.3       it is entitled to sell and transfer the full legal and beneficial ownership of such Sale Shares with Full Title Guarantee on the terms set out in this Agreement; and

1.1.4       such Sale Shares are free from any Encumbrances (save only in respect of the provisions relating to transfer of Company Shares as set out in the Current Articles).

2.           CAPACITY

2.1         Each of the Sellers warrants in respect of himself or itself only that:

2.1.1       in the case of a Seller which is not an individual seller, the Seller is validly incorporated, in existence and duly registered, as applicable;

2.1.2       the Seller has the requisite capacity and authority to enter into and perform this Agreement and to execute, deliver and perform any obligations it may have under each Transaction Document to be delivered by the Seller;

2.1.3       this Agreement and each other Transaction Document to be entered into by it constitutes (or will when executed constitute) valid and binding obligations on him or it in accordance with its terms;

2.1.4       no consent, approval, authorisation or order of any court or governmental, regulatory or other authority which has not been obtained or made at the date of this Agreement is required by him or it where failure to obtain such consent, approval, authorisation or order would materially and adversely affect his or its ability to enter into and perform his or its obligations under this Agreement and each other Transaction Document to be entered into by it and the transactions contemplated thereby;

2.1.5       the execution and delivery of, and the performance by each Seller of its obligations under, this Agreement and each Transaction Document to be entered into by that Seller will not:

(a)           in the case of a Seller which is not an individual Seller, result in a breach of any provision of the constitutional documents of such Seller, if applicable;

(b)           result in a breach of, or constitute a default under, any material contract or other material instrument by which such Seller is bound; or

(c)           result in a breach of any applicable statute, law, rule, regulation, order, judgment or decree of any court, governmental agency or regulatory authority by which such Seller is bound.

3.            INSOLVENCY

3.1          In relation to the Seller, if that Seller is an individual:

3.1.1       no statutory demand has been issued against him or her nor are there are any reasonable grounds for believing that he or she is unable to pay any debts within the meaning of section 268 of the Insolvency Act 1986 as amended;

3.1.2       no petition has been presented and no order made for his or her bankruptcy or for the appointment of a receiver over any of his or her assets;

3.1.3       no Encumbrance has been enforced and no distress, execution or other process has been levied, on or over any of the Shares or any assets held by him or her;

3.1.4       no proposal has been made in respect of an individual voluntary arrangement of him or her, pursuant to the Insolvency Act 1986 as amended; and

3.1.5       no event analogous to any of the above has occurred in any other jurisdiction.

3.2          In relation to the Seller, if that Seller is a body corporate:

3.2.1       no resolution has been passed (and no meeting has been convened, and no written resolution has been circulated with a view to any resolution), no petition has been presented and no order has been made, for the purpose of its winding up and no application or order has been made for a provisional liquidator to be appointed;

3.2.2       no notice of intention to appoint an administrator has been filed, no application for the appointment of an administrator has been made and no other steps in relation to the appointment of an administrator have been taken nor has any administrator been appointed;

3.2.3       no procedure has been commenced, by the Registrar of Companies or any other person, with a view to striking off under section 1000 of the 2006 Act;

3.2.4       no administrative receiver, receiver, administrator, liquidator or provisional liquidator or similar officer has been appointed and no Encumbrance has been enforced;

3.2.5       no floating charge has crystallised and no holder of a floating charge has taken any steps to enforce such security;

3.2.6       it has not stopped paying its creditors, is not insolvent, and is not unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986;

3.2.7       there is no unsatisfied judgment or order of any court or tribunal, or award of any arbitrator, outstanding against it;

3.2.8       no distress, attachment, execution or other process has been levied against any of its assets;

3.2.9       no meeting of its creditors, or any class of them, has been held or summoned and no proposal has been made for a moratorium, composition or arrangement in relation to any of its debts, or for a voluntary arrangement under Part 1 of the Insolvency Act 1986; and

3.2.10     no event or step analogous to any of the above has occurred in any jurisdiction.

4.            ADDITIONAL MANAGEMENT SELLERS’ WARRANTIES

4.1          Each of the Management Sellers warrants that:

4.1.1       each director of a Subsidiary (other than Skyscanner Limited can be removed following Completion and replaced with a person nominated by the Buyer (which satisfied the relevant applicable law requirements for directors) without any material cost or liability for any member of the Group and the Buyer Group; and

4.1.2       all obligations owed by any Group Company in connection with the Company’s acquisition of Skyscanner Limited (including any obligation to make payments as deferred consideration or pursuant to any loan note instruments) have been satisfied, repaid, settled, redeemed or cancelled (as the case may be) in full.

SCHEDULE 4

COMPLETION ARRANGEMENTS

PART 1

COMPLETION OBLIGATIONS OF THE SELLERS

At Completion:

1.            each Seller shall deliver or procure to be delivered to the Buyer:

1.1          duly executed stock transfer forms in favour of the Buyer (or a Permitted Nominee) in respect of the Sale Shares to be sold by that Seller together with the certificate(s) for those Shares or a lost share certificate indemnity in the Agreed Form in relation thereto;

1.2          a copy of any power of attorney under which this Agreement, or any of the transfers or other documents referred to in paragraph 1.1 of Part 1 of this Schedule 4, is executed by that Seller, in the Agreed Form;

1.3          a deed duly executed by that Seller relating to the termination in full of the Shareholders Agreement with effect from Completion;

1.4          a copy of the Shareholder Resolutions signed by that Seller;

2.            each of the Management Sellers shall use all reasonable endeavours to procure that duly executed copies of the Former Employee SPAs signed by each of the Former Employees are delivered to the Buyer;

3.            each Management Seller shall deliver a copy of the Second Disclosure Letter signed by that Management Seller to the Buyer;

4.            each Management Seller shall deliver a copy of the Employment Contract Amendment signed by that Management Seller;

5.            the Management Sellers shall procure that they and Other Non Management Sellers who will acquire Loan Notes as part of their consideration under the Transaction Documents deliver signed joint tax elections with the Group Company which is that Seller’s employer under section 431(1) of Chapter 2 of Part 7, Income Tax (Earnings and Pensions) Act 2003 in respect of the Loan Notes in the Agreed Form;

6.            the Management Sellers shall procure and the Institutional and Other Non Management Sellers shall exercise their Shareholder Rights to procure (in so far as the Institutional and Other Non Management Sellers are able to procure by the exercise of those Shareholder Rights) that each of the Company and Skyscanner Limited holds a meeting of its board of directors to, amongst others, accept the resignation letters of Barry Smith, Julian Pancholi, Calum Paterson, Sir Michael Moritz and Mark Logan and appoint the persons as notified by the Buyer to the Sellers’ Representatives in writing prior to the Completion Date as new directors of the Company and Skyscanner Limited (as applicable) with effect on and from Completion and deliver the minutes of such meetings to the Buyer;

7.            the Management Sellers, Barry Smith, Julian Pancholi, SEP III, Sequoia Capital Growth Fund LP, Sequoia Capital Growth Principals Fund LP and SC US GF V Holdings Ltd shall deliver or procure to be delivered to the Buyer (in the case of paragraph 5 of Part 1 of this Schedule 4, delivery shall be to the Company’s registered office): letters of resignation in the Agreed Form from Barry Smith, Julian Pancholi, Calum Paterson, Sir Michael Moritz and Mark Logan;

8.            the Management Sellers shall procure that duly executed copies of the Edinburgh Digital SPA signed by Ross McNairn and Edward Taylor are delivered to the Buyer;

9.            the Management Sellers shall procure that (i) duly executed copies of the Edinburgh Digital Buy Back Agreements signed by all parties thereto, (ii) duly executed stock transfer forms in respect thereof and (iii) a copy of the shareholder resolution approving the buy backs of Company Shares pursuant to the Edinburgh Digital Buy Back Agreements are delivered to the Buyer; and

10.          the Management Sellers shall procure that duly executed copies of the Youbibi Variation and Call Option Letters signed by the Company and each of Steven Pang, Lincoln Tso and Wiki Zhou are delivered to the Buyer.

PART 2

COMPLETION OBLIGATIONS OF THE BUYER

At Completion the Buyer shall:

1.            arrange for the telegraphic transfer of the Cash Consideration less the Second Instalment Amount and the Third Instalment Amount to the Transaction Solicitors Bank Account (receipt of which shall discharge the Buyer from its obligations to pay such amount to the Sellers fully, unconditionally and irrevocably);

2.            deliver to the Transaction Solicitors an extract of the updated register of members of the Buyer post-allotment of the Consideration Shares and share certificates representing the Consideration Shares

3.            deliver to the Transaction Solicitors a copy of a board resolution of the Buyer authorising the execution and performance by the Buyer of its obligations under this Agreement and each of the Transaction Documents to which the Buyer is a party;

4.            deliver duly executed counterpart of each of the Former Employee SPAs signed by the Buyer to the Sellers;

5.            deliver a counterpart of the Second Disclosure Letter signed by the Buyer to the Sellers’ Representatives;

6.            deliver a duly executed copy of the Loan Note Instrument and duly executed certificates for the Loan Notes so issued to the Sellers’ Representatives and enter the names of the relevant Management Sellers in the Buyer’s register of debentures as the holders of the Loan Notes;

7.            deliver a duly executed counterpart of the Edinburgh Digital SPA signed by the Buyer to the Sellers’ Representatives;

8.            deliver duly executed counterparts of the Youbibi Variation and Call Option Letters signed by the Buyer to the Sellers’ Representatives; and

9.            deliver a duly executed counterpart of the GW Side Letter (it being acknowledged by the Buyer that on or around Completion the Company will enter into the GW Subscription Agreement and the GW Share Option Agreement).

SCHEDULE 5

RESTRICTED TRANSACTIONS

1.            Acquire, dispose of or create any Encumbrance in respect of any part of its assets other than in the ordinary course of business carried out consistent with past practice;

2.            incur any expenditure on capital account exceeding £100,000 (exclusive of VAT) in the case of any single item or £500,000 (exclusive of VAT) in aggregate;

3.            create or raise any debt or borrow any money;

4.            grant, issue or redeem any mortgage, charge, debenture or other security or give any guarantee or indemnity other than in the ordinary course of business;

5.            make any change in the terms and conditions of employment of any of the directors or Senior Employees of the Group Companies, including but not limited to remuneration, or the terms on which they are entitled to pension or other benefits or make payments of bonuses or other discretionary amounts to any directors or employees of any of the Group Companies;

6.            appoint any new director or employ or terminate the employment of any Senior Employee other than for cause as set out in their respective employment agreements or in circumstances justifying summary dismissal;

7.            fail to comply with the terms of, and perform its obligations under all Material Contracts, save to the extent that a failure to comply with the terms or to perform the obligations would be immaterial to the relevant Group Company;

8.            amend, or terminate any Material Contract;

9.            create, allot, issue, redeem or grant any option or right to subscribe for any share capital or loan capital, or agree to do so, or repay, redeem, reduce or repurchase any share capital or loan capital or agree to do so;

10.          declare, make or pay any dividend or other distribution to shareholders or agree to do so other than any distribution of assets between members of the Group;

11.          enter into any contracts, transactions, or commitments outside the ordinary course of business consistent with past practice;

12.          save for any resolutions required to give effect and implement the matters contemplated in the Transaction Documents, pass any resolution of any Group Company (including for the purpose of creating, issuing, purchasing or redeeming any class of share or loan capital) or amend any of their constitutional documents, including but not limited to the articles of association and equivalent documentation in the other jurisdictions in which a Group Company is incorporated;

13.          save pursuant to the Transaction Documents, introduce any new share incentive, share option, profit sharing, bonus, or other incentive scheme or vary in any way the terms of any such scheme currently operated by any member of the Group, including, without limitation, any variation to performance targets, objectives, quanta of payment or any variation to the identities of participants;

14.          enter into or settle any litigation;

15.          permit any of its insurances to lapse or knowingly do anything which would make any policy of insurance void or avoidable or fail to notify any material insurance claim of which such member of the Group has become aware, in accordance with the provisions of the relevant policy or settle any such claim materially below the amount claimed;

16.          fail to pay any renewal fees for any Intellectual Property, save to the extent that such a failure to pay renewal fees would be immaterial to the Business or the relevant Group Company;

17.          save pursuant to the Transaction Documents, enter into any arrangement with any Seller or any of its Connected Persons;

18.          change the residence for Tax purposes of any Group Company;

19.          wilfully or knowingly do or permit to be done anything which would cause any material breach of any of Management Warranties when repeated immediately before the time of Completion; or

20.          agree, conditionally or otherwise, to do any of the foregoing.

SCHEDULE 6

LOCK IN AGREEMENT

Each Seller who receives Consideration Shares pursuant to this Agreement hereby undertakes to the Buyer that during the Lock-up Period it will not sell, contract to sell, transfer, dispose of, grant any option over or otherwise create, or permit the creation of, an Encumbrance over any of his/its Consideration Shares or any interest in his/its Consideration Shares (or enter into any agreement or arrangement with equivalent economic effect), directly or indirectly, which for the purposes of this Schedule 6 shall include any other securities for the time being representing or derived from the Consideration Shares (whether by way of consolidation, sub-division, capitalisation, rights issue or otherwise) except:

(a)           with the prior written consent of the Buyer (which consent shall be at Buyer’s sole discretion);

(b)           pursuant to a tender or takeover offer of shares of the Buyer;

(c)           pursuant to any scheme of arrangement in respect of the Buyer under section 86 of the Companies Law of the Cayman Islands;

(d)           pursuant to any insolvency or reconstruction-related proceeding;

(e)           pursuant to an offer by the Buyer to purchase its own shares if such offer is made to all Buyer shareholders and constitutes an on-market buy back in which any shareholder of the Buyer may participate, excluding any Buyer’s existing and future share repurchase plans administered in accordance with Rules 10b5-1 and/or 10b-18 of the Exchange Act;

(f)            in connection with any reorganisation in relation to the Buyer which results in a new holding company of the Buyer but only to the extent required to effect such reorganisation;

(g)           in accordance with any order made by a court of competent jurisdiction or as required by law, regulation or competent authority to which the relevant Seller is subject;

(h)           in the case of a relevant Seller which is an individual by way of gift to such Seller’s immediate family (meaning his or her spouse, civil partner, sibling, parent, adult child or grandchild) or family trust controlled by the Seller, for estate planning purposes, provided that in each case such donee enters into an undertaking in writing agreeing to be bound by the restrictions set out in this Schedule 6;

(i)            in satisfaction of a Relevant Claim in accordance with Clause 11.4; or

(j)            by way of transfer not for value to a Seller’s Connected Person, subject to an obligation for the transferring Seller to cause Consideration Shares to be transferred back to it/him prior to a transferee ceasing to be a Connected Person.

SCHEDULE 7

CONDUCT OF BUYER

The Buyer acknowledges the interests of, inter alia, the Management Sellers in the Forward Incentive Arrangements and, in particular, in the achievement of the Financial Performance Conditions.  Accordingly, the Buyer undertakes to the Management Sellers that it will:

(a)        act in good faith towards the Management Sellers in relation to Forward Incentive Arrangements and the achievement of the Financial Performance Conditions; and

(b)        not wilfully and in bad faith take or refrain from taking any material actions or decisions in relation to the Group (including amending or varying in any material respect or terminating the Incentive Arrangements Agreement save for amendments permitted under clause 9.3 of that agreement) which are intended to impede or prevent the achievement of the Financial Performance Conditions or the ability of the Management Sellers to earn rewards under the Forward Incentive Arrangements.

“Financial Performance Conditions” means the performance conditions set out in clauses 4.3 and 4.4 of the Incentive Arrangements Agreement.

“Forward Incentive Arrangements” means awards under the Retention Cash Bonus Arrangements, the Additional Performance Bonus Arrangements and the Skyscanner Option Plan.

SCHEDULE 8

FORMER EMPLOYEES

(1) Name and address of registered owner/ person holding option/ right to subscribe	(2) Name of beneficial owner	(3) Number and Class of Sale Shares
Zedra Trust Company (Guernsey) Limited Floor 2 Le Marchant House Le Truchot St Peter Port Guernsey, GY1 1GR	Catharine Wilson	10,717 D Shares
Zedra Trust Company (Guernsey) Limited Floor 2 Le Marchant House Le Truchot St Peter Port Guernsey, GY1 1GR	Ian Murray	340 D Shares
Zedra Trust Company (Guernsey) Limited Floor 2 Le Marchant House Le Truchot St Peter Port Guernsey, GY1 1GR	Eliana Gomez	459 D Shares
Zedra Trust Company (Guernsey) Limited Floor 2 Le Marchant House Le Truchot St Peter Port Guernsey, GY1 1GR	Joanna Turban	5,477 D Shares
Zedra Trust Company (Guernsey) Limited Floor 2 Le Marchant House Le Truchot St Peter Port Guernsey, GY1 1GR	Mike Perrin	1,967 D Shares
Zedra Trust Company (Guernsey) Limited Floor 2 Le Marchant House Le Truchot St Peter Port Guernsey, GY1 1GR	Nigel Davis	38 D Shares

(1) Name and address of registered owner/ person holding option/ right to subscribe	(2) Name of beneficial owner	(3) Number and Class of Sale Shares
Zedra Trust Company (Guernsey) Limited Floor 2 Le Marchant House Le Truchot St Peter Port Guernsey, GY1 1GR	Nader Khrosvani	6 D Shares
Zedra Trust Company (Guernsey) Limited Floor 2 Le Marchant House Le Truchot St Peter Port Guernsey, GY1 1GR	Louise McCloy	298 D Shares
Zedra Trust Company (Guernsey) Limited Floor 2 Le Marchant House Le Truchot St Peter Port Guernsey, GY1 1GR	Jo Sim	12 D Shares
Zedra Trust Company (Guernsey) Limited Floor 2 Le Marchant House Le Truchot St Peter Port Guernsey, GY1 1GR	Kavitha Gnanamurthy	353 D Shares
Zedra Trust Company (Guernsey) Limited Floor 2 Le Marchant House Le Truchot St Peter Port Guernsey, GY1 1GR	Maria Paulsen	322 D Shares
Zedra Trust Company (Guernsey) Limited Floor 2 Le Marchant House Le Truchot St Peter Port Guernsey, GY1 1GR	Yoshi Haruyama	281 D Shares
Zedra Trust Company (Guernsey) Limited Floor 2 Le Marchant House Le Truchot St Peter Port Guernsey, GY1 1GR	Hyunim Kim	382 D Shares

(1) Name and address of registered owner/ person holding option/ right to subscribe	(2) Name of beneficial owner	(3) Number and Class of Sale Shares
Zedra Trust Company (Guernsey) Limited Floor 2 Le Marchant House Le Truchot St Peter Port Guernsey, GY1 1GR	Dominik Arciszewski	1,114 D Shares
Zedra Trust Company (Guernsey) Limited Floor 2 Le Marchant House Le Truchot St Peter Port Guernsey, GY1 1GR	David Laing	644 D Shares
Zedra Trust Company (Guernsey) Limited Floor 2 Le Marchant House Le Truchot St Peter Port Guernsey, GY1 1GR	Mateus Rocha	365 D Shares
Zedra Trust Company (Guernsey) Limited Floor 2 Le Marchant House Le Truchot St Peter Port Guernsey, GY1 1GR	Lincoln Tso	136 D Shares
Zedra Trust Company (Guernsey) Limited Floor 2 Le Marchant House Le Truchot St Peter Port Guernsey, GY1 1GR	Gregor Urquhart	1,601 D Shares
Zedra Trust Company (Guernsey) Limited Floor 2 Le Marchant House Le Truchot St Peter Port Guernsey, GY1 1GR	Iain Elder	1,286 D Shares
Zedra Trust Company (Guernsey) Limited Floor 2 Le Marchant House Le Truchot St Peter Port Guernsey, GY1 1GR	Craig Syme	5 D Shares

(1) Name and address of registered owner/ person holding option/ right to subscribe	(2) Name of beneficial owner	(3) Number and Class of Sale Shares
Zedra Trust Company (Guernsey) Limited Floor 2 Le Marchant House Le Truchot St Peter Port Guernsey, GY1 1GR	Andreas Granstroem	30 D Shares
Zedra Trust Company (Guernsey) Limited Floor 2 Le Marchant House Le Truchot St Peter Port Guernsey, GY1 1GR	Ravish Doctor	14 D Shares
Sergio Antonio Berna Ninerola Calle Balmes 434 7A Barcelona 8022 Spain	Sergio Antonio Berna Ninerola	44,535 C3 Shares 703 D Shares
Zedra Trust Company (Guernsey) Limited Floor 2 Le Marchant House Le Truchot St Peter Port Guernsey, GY1 1GR	James Teideman	537 D Shares
Zedra Trust Company (Guernsey) Limited Floor 2 Le Marchant House Le Truchot St Peter Port Guernsey, GY1 1GR	Agnieszka Cieslak	723 D Shares
Zedra Trust Company (Guernsey) Limited Floor 2 Le Marchant House Le Truchot St Peter Port Guernsey, GY1 1GR	Linda Hoebe	499 D Shares
Zedra Trust Company (Guernsey) Limited Floor 2 Le Marchant House Le Truchot St Peter Port Guernsey, GY1 1GR	Alex Ionita	29 D Shares

(1) Name and address of registered owner/ person holding option/ right to subscribe	(2) Name of beneficial owner	(3) Number and Class of Sale Shares
Zedra Trust Company (Guernsey) Limited Floor 2 Le Marchant House Le Truchot St Peter Port Guernsey, GY1 1GR	Ira Noviani	686 D Shares
Zedra Trust Company (Guernsey) Limited Floor 2 Le Marchant House Le Truchot St Peter Port Guernsey, GY1 1GR	Pierre-Alain Guillou	5 D Shares
Zedra Trust Company (Guernsey) Limited Floor 2 Le Marchant House Le Truchot St Peter Port Guernsey, GY1 1GR	Chris Roy	40 D Shares
Zedra Trust Company (Guernsey) Limited Floor 2 Le Marchant House Le Truchot St Peter Port Guernsey, GY1 1GR	Lukasz Sulkowski	7 D Shares
Zedra Trust Company (Guernsey) Limited Floor 2 Le Marchant House Le Truchot St Peter Port Guernsey, GY1 1GR	Plamen Alexsandrov	143 D Shares
Zedra Trust Company (Guernsey) Limited Floor 2 Le Marchant House Le Truchot St Peter Port Guernsey, GY1 1GR	Marco Amico	43 D Shares
Zedra Trust Company (Guernsey) Limited Floor 2 Le Marchant House Le Truchot St Peter Port Guernsey, GY1 1GR	Frank Skivington	61,557 D Shares

(1) Name and address of registered owner/ person holding option/ right to subscribe	(2) Name of beneficial owner	(3) Number and Class of Sale Shares
Zedra Trust Company (Guernsey) Limited Floor 2 Le Marchant House Le Truchot St Peter Port Guernsey, GY1 1GR	Alastair Haan	59,450 D Shares
Zedra Trust Company (Guernsey) Limited Floor 2 Le Marchant House Le Truchot St Peter Port Guernsey, GY1 1GR	Fabio Venni	35 D Shares
Zedra Trust Company (Guernsey) Limited Floor 2 Le Marchant House Le Truchot St Peter Port Guernsey, GY1 1GR	Areerat Pobpabhia	21 D Shares
Carlos Gonzales Cadenas Flat 35 11 Simpson Loan Edinburgh EH3 9GR United Kingdom	Carlos Gonzales Cadenas	20,759 D Shares
Margaret Rice-Jones Longacres Wellingtonia Avenue Crowthorne Berks RG45 6AF United Kingdom	Margaret Rice-Jones	2,800 C4 Shares 1,000 C8 Shares 250 C10 Shares
Zsolt Weiszbart Normafa ut 19 1121 Budapest Hungary	Zsolt Weiszbart	3,735 Ordinary Shares
Andrew Sleigh 4 London Street Edinburgh EH3 6NA United Kingdom	Andrew Sleigh	Right to subscribe for: 1,688 C1 Shares 1,781 C2 Shares 1,234 C4 Shares 376 C8 Shares
David Boyte Laan van Nieuw Oosteinde 175, Voorburg, 2274 GA, Netherlands	David Boyte	Option over 375 Ordinary Shares

(1) Name and address of registered owner/ person holding option/ right to subscribe	(2) Name of beneficial owner	(3) Number and Class of Sale Shares
Grzegorz Janas 3/7 West Montgomery Place Edinburgh EH7 5EZ United Kingdom	Grzegorz Janas	Option over 1,500 Ordinary Shares

EXECUTED by the Parties as a deed

SIGNED as a deed but not delivered until the date hereof by GARETH WILLIAMS		)
) /s/ Gareth Williams
)
in the presence of:

Signature of witness:	/s/ Catherine Loughran

Name of witness:	Catherine Loughran

Address of witness:	43/9 Deanhaugh Street
Edinburgh EH4 1LR

Occupation of witness:	Solicitor

SIGNED as a deed but not delivered until the date hereof by MARK LOGAN		)
) /s/ Mark Logan
)
in the presence of:

Signature of witness:	/s/ Carolyn Jameson

Name of witness:	Carolyn Jameson

Address of witness:	27 Dean St.
Edinburgh EH4 1LN

Occupation of witness:	Solicitor

SIGNED as a deed but not delivered until the date hereof by CAROLYN JAMESON		)
) /s/ Carolyn Jameson
)
in the presence of:

Signature of witness:	/s/ Flaviana Preston

Name of witness:	Flaviana Preston

Address of witness:	275/5 Dalkeith Road
EH16 5JT

Occupation of witness:	Legal Executive

SIGNED as a deed but not delivered until the date hereof by BRYAN DOVE		)
) /s/ Bryan Dove
)
in the presence of:

Signature of witness:	/s/ Carolyn Jameson

Name of witness:	Carolyn Jameson

Address of witness:	27 Dean St.
Edinburgh EH4 1LN

Occupation of witness:	Solicitor

SIGNED as a deed but not delivered until the date hereof by STUART MIDDLETON		)
) /s/ Stuart Middleton
)
in the presence of:	David Hodgkinson

Signature of witness:	/s/ David Hodgkinson

Name of witness:	David Hodgkinson

Address of witness:	Lindisfarne
Old Perth Road
Milnathort
KY13 9YA

Occupation of witness:	Chartered Surveyor

SIGNED as a deed but not delivered until the date hereof by RUTH CHANDLER		)
) /s/ Ruth M. Chandler
)
in the presence of:

Signature of witness:	/s/ Flaviana Preston

Name of witness:	Flaviana Preston

Address of witness:	275/5 Dalkeith Road
Edinburgh EH16 5JT

Occupation of witness:	Legal Executive

SIGNED as a deed but not delivered until the date hereof by COLIN MCLELLAN		)
) /s/ Colin Mclellan
)
in the presence of:

Signature of witness:	/s/ Flaviana Preston

Name of witness:	Flaviana Preston

Address of witness:	275/5 Dalkeith Road
Edinburgh EH16 5JT

Occupation of witness:	Legal Executive

SIGNED as a deed but not delivered until the date hereof for and on behalf of SCOTTISH EQUITY PARTNERS LLP acting as manager of SEP III		) ) )

Authorized Signatory

in the presence of:

Signature of witness:	/s/ Lorna Foy

Name of witness:	Lorna Foy

Address of witness:	17 Blythswood Square
Glasgow

Occupation of witness:	Chartered Accountant

SIGNED as a deed but not delivered until the date hereof for and on behalf of SC US GF V HOLDINGS, LTD.

Acting by:	SEQUOIA CAPITAL U.S. GROWTH FUND V, L.P.
SEQUOIA CAPITAL USGF PRINCIPALS FUND V, L.P.
both Cayman Islands exempted limited partnerships, its Members

Acting by:	SCGF V MANAGEMENT, L.P.,
a Cayman Islands exempted limited partnership, their General Partner

Acting by:	SC GF V TT, LTD.,
a Cayman Islands exempted company, its General Partner

Acting by:

being a person who, in accordance with the laws of the territory in which the General Partner is incorporated is acting under the authority of that company

/s/ Jim Goetz
Authorised Signatory
Name:	Jim Goetz
Title:	Director

SIGNED as a deed but not delivered until the date hereof for and on behalf of SEQUOIA CAPITAL GLOBAL GROWTH FUND, LP

Acting by:	SCGGF Management, LP
A Cayman Islands exempted limited partnership
Its General Partner

Acting by:	SCGGF (TTGP), Ltd.
A Cayman Islands limited liability company
Its General Partner

Acting by:

being a person who, in accordance with the laws of the territory in which the General Partner is incorporated is acting under the authority of that company

/s/ Jim Goetz
Authorised Signatory
Name:	Jim Goetz
Title:	Managing Director

SIGNED as a deed but not delivered until the date hereof for and on behalf of SEQUOIA CAPITAL GLOBAL GROWTH PRINCIPALS FUND, LP

Acting by:	SCGGF Management, LP
A Cayman Islands exempted limited partnership
Its General Partner

Acting by:	SCGGF (TTGP), Ltd.
A Cayman Islands limited liability company
Its General Partner

Acting by:

being a person who, in accordance with the laws of the territory in which the General Partner is incorporated is acting under the authority of that company

/s/ Jim Goetz
Authorised Signatory
Name:	Jim Goetz
Title:	Managing Director

SIGNED as a deed but not delivered until the date hereof for and on behalf of SCOTTISH MORTGAGE INVESTMENT TRUST PLC acting through its agent Baillie Gifford & Co		) ) )

Partner

in the presence of:

Signature of witness:	/s/ C.D. Smith

Name of witness:	Christopher Smith

Address of witness:	Baillie Gifford & Co., Calton Square, 1 Greenside Row, Edinburgh EH1 3AN

Occupation of witness:	Legal Counsel

SIGNED as a deed but not delivered until the date hereof for and on behalf of EDINBURGH WORLDWIDE INVESTMENT TRUST PLC acting through its agent Baillie Gifford & Co		) ) )

Partner

in the presence of:

Signature of witness:	/s/ C.D. Smith

Name of witness:	Christopher Smith

Address of witness:	Baillie Gifford & Co., Calton Square, 1 Greenside Row, Edinburgh EH1 3AN

Occupation of witness:	Legal Counsel

SIGNED as a deed but not delivered until the date hereof for and on behalf of

VANGUARD VARIABLE INSURANCE FUNDS, on behalf of its series of shares known as the International Portfolio acting through its agent Baillie Gifford Overseas Limited

) ) )

Director

in the presence of:

Signature of witness:	/s/ C.D. Smith

Name of witness:	Christopher Smith

Address of witness:	Baillie Gifford & Co., Calton Square, 1 Greenside Row, Edinburgh EH1 3AN

Occupation of witness:	Legal Counsel

SIGNED as a deed but not delivered until the date hereof for and on behalf of

VANGUARD WORLD FUND, on behalf of its series of shares known as the Vanguard International Growth Fund acting through its agent Baillie Gifford Overseas Limited

) ) )

Director

in the presence of:

Signature of witness:	/s/ C.D. Smith

Name of witness:	Christopher Smith

Address of witness:	Baillie Gifford & Co., Calton Square, 1 Greenside Row, Edinburgh EH1 3AN

Occupation of witness:	Legal Counsel

SIGNED as a deed but not delivered until the date hereof for and on behalf of ISLAY SKY SARL represented by Goiel Secretary, B Manager and authorised signatory	) ) )

Director

in the presence of:	Thomas Holroyd

Signature of witness:	/s/ Thomas Holroyd

Name of witness:	Thomas Holroyd

Address of witness:	105 Wigmore Street
London
W1U 1QY

Occupation of witness:	Accountant

SIGNED as a deed but not delivered until the date hereof for and on behalf of

ARTEMIS INVESTMENT MANAGEMENT LLP as Investment Adviser for and on behalf of ARTEMIS STRATEGIC ASSETS FUND

(as beneficial owner)

) ) /s/ D. M. Cooper )

Douglas Cooper,		Member

in the presence of:

Signature of witness:	/s/ Michael Denis Breen

Name of witness:	Michael Denis Breen

Address of witness:	42 Melville Street
Edinburgh

Occupation of witness:	Solicitor

and

SIGNED as a deed but not delivered until the date hereof for and on behalf of CHASE NOMINEES LIMITED (as registered owner)		) ) )

		Director	51773

in the presence of:

Signature of witness:

Name of witness:

Address of witness:

Occupation of witness:

SIGNED as a deed but not delivered until the date hereof for and on behalf of NITRO VENTURES LIMITED		)
) )

Director

in the presence of:

Signature of witness:	/s/ Flaviana Preston

Name of witness:	Flaviana Preston

Address of witness:	275/5 Dalkeith Road
Edinburgh, EH16 5JT

Occupation of witness:	Legal Executive

SIGNED as a deed but not delivered until the date hereof by CALUM PATERSON		)	/s/ Calum Paterson
) )
in the presence of:

Signature of witness:	/s/ Lorna Foy

Name of witness:	Lorna Foy

Address of witness:	17 Blythswood Square
Glasgow

Occupation of witness:	Chartered Accountant

SIGNED as a deed but not delivered until the date hereof by BONAMY CHARLES GRIMES in the presence of:		) ) )	/s/ Bonamy Charles Grimes

Signature of witness:	/s/ Flaviana Preston

Name of witness:	Flaviana Preston

Address of witness:	275/5 Dalkeith Road
Edinburgh, EH16 5JT

Occupation of witness:	Legal Executive

SIGNED as a deed but not delivered until the date hereof by JULIET GRIMES in the presence of:		) ) )	/s/ Juliet Grimes

Signature of witness:	/s/ Flaviana Preston

Name of witness:	Flaviana Preston

Address of witness:	275/5 Dalkeith Road
Edinburgh, EH16 5JT

Occupation of witness:	Legal Executive

SIGNED as a deed but not delivered until the date hereof by BARRY JAMES SMITH in the presence of:		) ) )	/s/ Barry James Smith

Signature of witness:	/s/ Flaviana Preston

Name of witness:	Flaviana Preston

Address of witness:	275/5 Dalkeith Road
Edinburgh, EH16 5JT

Occupation of witness:	Legal Executive

SIGNED as a deed but not delivered until the date hereof by JULIAN PANCHOLI		)
) /s/ Julian Pancholi
)
in the presence of:

Signature of witness:	/s/ Flaviana Preston

Name of witness:	Flaviana Preston

Address of witness:	275/5 Dalkeith Road
Edinburgh EH16 5JT

Occupation of witness:	Legal Executive

SIGNED as a deed but not delivered until the date hereof by RAY NOLAN		)
) /s/ Ray Nolan
)
in the presence of:

Signature of witness:	/s/ Flaviana Preston

Name of witness:	Flaviana Preston

Address of witness:	275/5 Dalkeith Road
Edinburgh EH16 5JT

Occupation of witness:	Legal Executive

SIGNED as a deed but not delivered until the date hereof by LARA BAYLEY		)
) /s/ Lara Bayley
)
in the presence of:

Signature of witness:	/s/ Lorna Foy

Name of witness:	Lorna Foy

Address of witness:	17 Blythswood Square
Glasgow

Occupation of witness:	Chartered Accountant

SIGNED as a deed but not delivered until the date hereof for and on behalf of THE GARETH WILLIAMS FAMILY TRUST in the presence of:		) ) )

Signature of witness:	/s/ Catherine Loughran

Name of witness:	Catherine Loughran

Address of witness:	43/9 Deanhaugh Street
Edinburgh EH4 1LR

Occupation of witness:	Solicitor

SIGNED as a deed but not delivered until the date hereof for and on behalf of THE GRIMES FAMILY TRUST in the presence of:		) ) )

Signature of witness:	/s/ Flaviana Preston

Name of witness:	Flaviana Preston

Address of witness:	275/5 Dalkeith Road
Edinburgh EH16 5JT

Occupation of witness:	Legal Executive

SIGNED as a deed but not delivered until the date hereof for and on behalf of THE SMITH FAMILY TRUST in the presence of:		) ) )

Signature of witness:	/s/ Flaviana Preston

Name of witness:	Flaviana Preston

Address of witness:	275/5 Dalkeith Road
Edinburgh EH16 5JT

Occupation of witness:	Legal Executive

SIGNED as a deed but not delivered until the date hereof by CTRIP.COM INTERNATIONAL, LTD. acting by its duly authorised signatory	) ) )

/s/ Cindy Xiaofan Wang